                                                                   EXHIBIT 10.3

                              AMENDED AND RESTATED

                             TRANSACTION AGREEMENT

                                  dated as of

                               September 18, 1996

                                     among

                      DLJ Merchant Banking Partners, L.P.,

                       DLJ International Partners, C.V.,

                          DLJ Offshore Partners, C.V.,

                      DLJ Merchant Banking Funding, Inc.,

                          Carlisle Enterprises, L.P.,

                           DLJ Brand Holdings, Inc.,

                         Brand Scaffold Services, Inc.,

                         Brand Scaffold Builders, Inc.,

                    Brand Scaffold Rental & Erection, Inc.,

                              702569 Alberta Ltd.,

                            Rust International Inc.,

                         Rust Industrial Services Inc.,

                          Rust Scaffold Services Inc.,

                          Rust Scaffold Builders Inc.

                                      and

                      Rust Scaffold Rental & Erection Inc.

                                        TABLE OF CONTENTS


                                                                                             PAGE

                                            ARTICLE 1
                                           DEFINITIONS
SECTION 1.01.  Definitions......................................................................1

                                            ARTICLE 2
                                        THE TRANSACTIONS

SECTION 2.01.  The Transactions.................................................................6
SECTION 2.02.  Conversion of Shares.............................................................8
SECTION 2.03.  Surrender and Payment............................................................9
SECTION 2.04.  Allocation of Consideration.....................................................10
SECTION 2.05.  Closing Working Capital.........................................................10
SECTION 2.06.  Purchase of Holdings Shares and Preferred
                        Stock by DLJ Entities and Carlisle.....................................11

                                            ARTICLE 3
                                   THE SURVIVING CORPORATIONS

SECTION 3.01.  Certificates of Incorporation...................................................12
SECTION 3.02.  Bylaws..........................................................................12
SECTION 3.03.  Directors and Officers..........................................................12

                                            ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF RII AND PARENT

SECTION 4.01.  Corporate Existence and Power...................................................13
SECTION 4.02.  Corporate Authorization.........................................................13
SECTION 4.03.  Governmental Authorization......................................................13
SECTION 4.04.  Non-contravention...............................................................14
SECTION 4.05.  Capitalization..................................................................14
SECTION 4.06.  Subsidiaries....................................................................15
SECTION 4.07.  Financial Statements............................................................16
SECTION 4.08.  Absence of Certain Changes......................................................16
SECTION 4.09.  No Undisclosed Material Liabilities.............................................17
SECTION 4.10.  Contracts.......................................................................18
SECTION 4.11.  Litigation......................................................................19
SECTION 4.12.  Compliance with Laws and Court Orders; No Defaults..............................20



                                       i


                                                                                             PAGE

SECTION 4.13.  Properties......................................................................20
SECTION 4.14.  Products .......................................................................21
SECTION 4.15.  Intellectual Property...........................................................22
SECTION 4.16.  Insurance Coverage..............................................................22
SECTION 4.17.  Licenses and Permits............................................................23
SECTION 4.18.  Inventories.....................................................................23
SECTION 4.19.  Customers.......................................................................23
SECTION 4.20.  Finders' Fees...................................................................23
SECTION 4.21.  Employees.......................................................................24
SECTION 4.22.  Labor Matters...................................................................24
SECTION 4.23.  Environmental Matters...........................................................24
SECTION 4.24.  Intercompany Accounts...........................................................26

                                            ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF HOLDINGS, BUYER, MERGER SUB ONE,
                   MERGER SUB TWO, CANADIAN SUB, THE DLJ ENTITIES AND CARLISLE

SECTION 5.01.  Corporate Existence and Power...................................................26
SECTION 5.02.  Corporate Authorization.........................................................27
SECTION 5.03.  Governmental Authorization......................................................27
SECTION 5.04.  Non-contravention...............................................................27
SECTION 5.05.  Litigation......................................................................27
SECTION 5.06.  Finders' Fees...................................................................27
SECTION 5.07.  Capitalization of Holdings, Buyer, Merger Sub One, Merger Sub Two and
                        Canadian Sub...........................................................27
SECTION 5.08.  Nature of Holdings, Buyer, Merger Sub One, Merger Sub Two and
                        Canadian Sub...........................................................28
SECTION 5.09.  Related Party Agreements........................................................28
SECTION 5.10.  Financing ......................................................................28
SECTION 5.11.  Nature of the DLJ Entities......................................................29

                                            ARTICLE 6
                                    COVENANTS OF THE COMPANY

SECTION 6.01.  Conduct of the Company..........................................................29
SECTION 6.02.  Access to Information...........................................................31
SECTION 6.03.  Notices of Certain Events.......................................................31
SECTION 6.04.  Employees.......................................................................31
SECTION 6.05.  Change of Name..................................................................32





                                      ii


                                                                                             PAGE

                                            ARTICLE 7
                                       COVENANTS OF BUYER

SECTION 7.01.  Confidentiality.................................................................32
SECTION 7.02.  Access   .......................................................................33
SECTION 7.03.  Bulk Sales......................................................................33
SECTION 7.04.  Compliance with Confidentiality Agreements......................................33
SECTION 7.05.  Certificate of Designation......................................................33

                                            ARTICLE 8
                                     COVENANTS OF EACH PARTY

SECTION 8.01.  Reasonable Efforts..............................................................33
SECTION 8.02.  Certain Filings.................................................................34
SECTION 8.03.  Public Announcements............................................................34
SECTION 8.04.  Intercompany Accounts...........................................................34
SECTION 8.05.  Financial Statements............................................................34
SECTION 8.06.  Supplemental Information........................................................35
SECTION 8.07.  License of Brand Service Mark...................................................35

                                            ARTICLE 9
                                           TAX MATTERS

SECTION 9.01.  Tax Definitions.................................................................35
SECTION 9.02.  Tax Representations.............................................................37
SECTION 9.03.  Allocation of the Aggregate Purchase Price......................................38
SECTION 9.04.  Covenants.......................................................................39
SECTION 9.05.  Termination of Existing Tax Sharing
                        Agreements.............................................................40
SECTION 9.06.  Transfer Taxes..................................................................40
SECTION 9.07.  Cooperation on Tax Matters......................................................40
SECTION 9.08.  Tax Indemnification.............................................................41
SECTION 9.09.  Merger Consideration Adjustment and Interest....................................43

                                           ARTICLE 10
                                        EMPLOYEE BENEFITS

SECTION 10.01.  Employee Benefits Definitions..................................................43
SECTION 10.02.  Employee Benefit Plans.........................................................45
SECTION 10.03.  Company's Employee Benefit Plans...............................................48
SECTION 10.04.  Individual Account Plan........................................................49
SECTION 10.05.  Plans Following the Closing....................................................49




                                      iii


                                                                                             PAGE


                                           ARTICLE 11
                                 CONDITIONS TO THE TRANSACTIONS

SECTION 11.01.  Conditions to Obligations of All Parties.......................................49
SECTION 11.02.  Conditions to Obligations of Buyer, Merger
                        Sub One, Merger Sub Two and Canadian
                        Sub....................................................................50
SECTION 11.03.  Conditions to Obligation of the Company,
                        Rust Sub One and Rust Sub Two..........................................52

                                           ARTICLE 12
                                    SURVIVAL; INDEMNIFICATION

SECTION 12.01.  Survival.......................................................................53
SECTION 12.02.  Indemnification................................................................54
SECTION 12.03.  Procedures.....................................................................55

                                           ARTICLE 13
                                           TERMINATION

SECTION 13.01.  Grounds for Termination........................................................56
SECTION 13.02.  Effect of Termination..........................................................56

                                           ARTICLE 14
                                          MISCELLANEOUS

SECTION 14.01.  Notices .......................................................................57
SECTION 14.02.  Amendments and Waivers.........................................................59
SECTION 14.03.  Expenses.......................................................................59
SECTION 14.04.  Successors and Assigns.........................................................60
SECTION 14.05.  Governing Law..................................................................60
SECTION 14.06.  Jurisdiction...................................................................60
SECTION 14.07.  Dispute Resolution.............................................................60
SECTION 14.08.  WAIVER OF JURY TRIAL...........................................................61
SECTION 14.09.  Counterparts; Third Party Beneficiaries........................................61
SECTION 14.10.  Entire Agreement...............................................................61
SECTION 14.11.  Captions.......................................................................61

Annex A                 Terms of Buyer Notes
Annex B                 Terms of Preferred Stock
Annec C                 Form of Shareholders Agreement
Annex D                 Terms of Transitional Services Agreement
Annex E                 Purchases of Holdings Shares and Preferred Stock
Annex F                 Form of Opinion of Bell, Boyd & Lloyd and
                          Jeffrey Everett, Esq.
Annex G                 Form of Opinion of Davis Polk & Wardwell
Annex H                 Form of Canadian Sub Note

                              AMENDED AND RESTATED
                             TRANSACTION AGREEMENT


         AMENDED AND RESTATED TRANSACTION AGREEMENT dated as of September 18, 1996 (the "Agreement") among DLJ Merchant Banking Partners, L.P., a Delaware limited partnership, DLJ International Partners, C.V., a Netherlands Antilles limited partnership, DLJ Offshore Partners, C.V., a Netherlands Antilles limited partnership, DLJ Merchant Banking Funding, Inc., a Delaware corporation (each of the foregoing, a "DLJ Entity", and collectively, the "DLJ Entities"), Carlisle Enterprises, L.P., a Delaware limited partnership ("Carlisle"), DLJ Brand Holdings, Inc., a Delaware corporation ("Holdings"), Brand Scaffold Services, Inc., a Delaware corporation ("Buyer"), Brand Scaffold Builders, Inc., a Delaware corporation ("Merger Sub One"), Brand Scaffold Rental & Erection, Inc., a Delaware corporation ("Merger Sub Two"), 702569 Alberta Ltd., a corporation incorporated under the laws of Alberta, Canada ("Canadian Sub"), Rust International Inc., a Delaware corporation ("RII"), Rust Industrial Services Inc., a Delaware corporation ("Parent"), Rust Scaffold Services Inc., a Delaware corporation (the "Company"), Rust Scaffold Builders Inc., a Delaware corporation ("Rust Sub One") and Rust Scaffold Rental & Erection Inc., a Delaware corporation ("Rust Sub Two").

         WHEREAS, the parties hereto, other than Canadian Sub have previously entered into that certain Transaction Agreement dated as of September 18, 1996 (the "Original Agreement");

         WHEREAS, the parties hereto desire to amend the Original Agreement and restate the Original Agreement to read in its entirety as follows;

         NOW, THEREFORE, the parties hereto agree as follows:



                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that neither the Company nor any Subsidiary shall be considered an Affiliate of RII or Parent.

         "Balance Sheet" means the unaudited consolidated balance sheet of the Company and the Subsidiaries as of June 30, 1996.

         "Balance Sheet Date" means June 30, 1996.

         "Buyer Note" means a 7% Subordinated Note of Buyer due 2008, having substantially the terms set forth in Annex A, in form and substance reasonably acceptable to Parent, the DLJ Entities and Carlisle.

         "Canadian Sub Note" means a 10% Senior Note of Canadian Sub due 2006 substantially in the form set forth in Annex H.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

         "Closing Date" means the date of the Effective Time.

         "Closing Working Capital" means the consolidated current assets of the Company and the Subsidiaries immediately prior to the Effective Time minus the consolidated current liabilities of the Company and the Subsidiaries immediately prior to the Effective Time, determined in accordance with GAAP applied consistently with the Balance Sheet, provided that Closing Working Capital shall be determined giving effect to the cancellation of intercompany accounts as set forth in Section 8.04.

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

         "Company Shares" means all issued shares of Common Stock of the Company.

         "Environmental Laws" means any federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, agreement or enforceable governmental requirement now in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "Guaranty and Non-Competition Agreement" means the Guaranty, Non-Competition and Preferred Vendor Agreement between WMX, Holdings, Buyer, Merger Sub One, Merger Sub Two, the DLJ Entities and Carlisle dated of even date herewith.

           "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material exhibiting any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons.

         "Holdings Shares" means shares of common stock par value $0.01 per share, of Holdings.

         "Intellectual Property Right" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, business or assets of the Company and the Subsidiaries, taken as whole.

         "Merger Sub One Shares" means all of the issued and outstanding shares of common stock, par value $0.01 per share, of Merger Sub One.

         "Merger Sub Two Shares" means all of the issued and outstanding shares of common stock, par value $0.01 per share, of Merger Sub Two.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Stock" means the 14.5% Senior Exchangeable Preferred Stock of Buyer, having substantially the terms set forth in Annex B, in form and substance reasonably satisfactory to Parent, the DLJ Entities and Carlisle.

         "Rust Canada" means Rust Scaffold Services of Canada, Ltd., a corporation incorporated under the laws of the province of Alberta, Canada.

         "Rust Canada Shares" means all issued shares of Class A common stock, no par value per share, of Rust Canada.

         "Rust Sub One Common Stock" means the common stock, par value $1.00 per share, of Rust Sub One.

         "Rust Sub One Shares" means all issued shares of Rust Sub One Common Stock.

         "Rust Sub Two Common Stock" means the common stock, par value $1.00 per share, of Rust Sub Two.

         "Rust Sub Two Shares" means all issued shares of Rust Sub Two Common Stock.

         "Shareholders Agreement" means the Shareholders Agreement by and among the DLJ Entities, Carlisle, Parent, Holdings, Buyer and members of management of the Rust Surviving Corporation substantially in the form of Annex C hereto.

         "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or, after the Effective Time, the Rust Surviving Corporation.

         "Transactions" means the Mergers, the Canadian Purchase and the amalgamation referred to in Section 2.01(a)(v).

         "Transaction Consideration" means the Merger Consideration and the Canadian Purchase Consideration.

         "Transaction Documents" means this Agreement, the Shareholders Agreement, the Transitional Services Agreement, the Guaranty and Non-competition Agreement, the Buyer Notes to be issued pursuant to Section 2.02(c) and the Certificate of Designations for the Preferred Stock to be issued pursuant to Section 2.02(c).

         "Transitional Services Agreement" means the Transitional Services Agreement between the Buyer and WMX, having substantially the terms set forth in Annex D, in form and substance reasonably acceptable to the DLJ Entities, Carlisle and WMX.

         "WMX" means WMX Technologies Inc., a Delaware corporation.

         "WMX Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by WMX.

          (b) Each of the following terms is defined in the Section set forth opposite such term:


TERM                                                     SECTION

Accounting Referee                                         2.05
Aggregate Purchase Price                                   9.03
Allocation                                                 9.03
Arbitration Service                                       14.07
Assets                                                     9.03
Audited Financial Statements                               8.05
Buyer Indemnitee                                           9.01
Canadian Purchase                                          2.01
Canadian Purchase Consideration                            2.03
Capped Taxes                                               9.08
Code                                                       9.01
Combined State Tax                                         9.01
Company Intellectual Property Rights                       4.15
Company Securities                                         4.05
Damages                                                   12.02
Delaware Law                                               2.01
Disputes                                                  14.07
Effective Time                                             2.01
Federal Tax                                                9.01
Final Determination                                        9.01
Buyer Securities                                           5.07
Indemnified Party                                         12.03
Indemnifying Party                                        12.03
Intercompany Insurance Arrangements                        4.16
Loss                                                       9.08
Merger Consideration                                       2.02
Mergers                                                    2.01
Parent Common Stock                                        4.05
Permits                                                    4.17

TERM                                                     SECTION

Pre-Closing Tax Period                                     9.01
Pre-Merger Shares                                          2.03
Returns                                                    9.02
Rust Merger                                                2.01
Rust Merger Consideration                                  2.02
Rust Surviving Corporation                                 2.01
Seller Group                                               9.01
Significant Customer                                       4.19
Subsidiary Securities                                      4.06
Sub One Merger                                             2.01
Sub One Merger Consideration                               2.02
Sub One Surviving Corporation                              2.01
Sub Two Merger                                             2.01
Sub Two Merger Consideration                               2.02
Sub Two Surviving Corporation                              2.01
Tax                                                        9.01
Tax Accounting Referee                                     9.03
Tax Asset                                                  9.01
Tax Indemnification Period                                 9.01
Taxing Authority                                           9.01
Tax Sharing Agreements                                     9.01
Transfer Taxes                                             9.06
Wheelabrator                                               4.04
Working Capital Certificate                                2.05


                                   ARTICLE 2
                               THE TRANSACTIONS

         SECTION 2.01.  The Transactions.   (a)  At the Effective Time:

           (i) Rust Sub One shall be merged (the "SUB ONE MERGER") with and into Merger Sub One in accordance with the General Corporation Law of Delaware ("DELAWARE LAW"), whereupon the separate existence of Rust Sub One shall cease, and Merger Sub One shall be the surviving corporation (the "SUB ONE SURVIVING CORPORATION");

          (ii) Rust Sub Two shall be merged (the "SUB TWO MERGER") with and into Merger Sub Two in accordance with Delaware Law, whereupon the separate existence of Rust Sub Two shall cease, and

         Merger Sub Two shall be the surviving corporation (the "SUB TWO SURVIVING CORPORATION");

                  (iii) the Company shall sell to Canadian Sub and Canadian Sub shall purchase from the Company the Rust Canada Shares (the "CANADIAN PURCHASE") for a purchase price of $13,000,000 in cash (the "CANADIAN PURCHASE CONSIDERATION");

                  (iv) the Company shall dividend to Parent the Canadian Purchase Consideration and the right to receive the Sub One Merger Consideration and the Sub Two Merger Consideration;

                  (v) immediately following the Canadian Purchase, Canadian Sub and Rust Canada shall effect a short form vertical amalgamation pursuant to Section 178 of the Alberta Business Corporation Act, with Canadian Sub being the entity surviving such amalgamation;

                  (vi) immediately following consummation of the Rust Sub One Merger and the Rust Sub Two Merger and payment of the dividend set forth in the foregoing clause (iii), the Company shall be merged (the "RUST MERGER" and, together with the Sub One Merger and the Sub Two Merger, the "MERGERS") with and into Buyer in accordance with Delaware Law, whereupon the separate existence of the Company shall cease, and Buyer shall be the surviving corporation (the "RUST SURVIVING CORPORATION"); and

                  (vii) immediately following consummation of the Rust Merger, Holdings will assume the Buyer Notes and Buyer will have no further liability or obligation thereunder.

         (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Transactions, each of (i) Rust Sub One and Merger Sub One, (ii) Rust Sub Two and Merger Sub Two and (iii) the Company and Buyer will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Mergers. The Mergers shall become effective concurrently at such time as the certificates of merger with respect to each of the Mergers have been duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in each of the certificates of merger (as to each such Merger, the "EFFECTIVE TIME").

          (c) From and after the Effective Time:

                  (i) pursuant to the Sub One Merger, the Sub One Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Rust Sub One and Merger Sub One, all as provided under Delaware Law;

                  (ii) pursuant to the Sub Two Merger, the Sub Two Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Rust Sub Two and Merger Sub Two, all as provided under Delaware Law; and

                  (iii) pursuant to the Rust Merger, the Rust Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Buyer, all as provided under Delaware Law.

         SECTION 2.02.  Conversion of Shares.  At the Effective Time:

          (a)   Pursuant to the Sub One Merger:

                  (i) each Rust Sub One Share held by Rust Sub One as treasury stock or owned by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                  (ii) each Merger Sub One Share outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Sub One Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Sub One Surviving Corporation; and

                  (iii) each Rust Sub One Share outstanding immediately prior to the Effective Time shall be converted into the right to receive $20,894.539 in cash (subject to adjustment as set forth in Section 2.04), without interest (the "SUB ONE MERGER CONSIDERATION").

         (b)      Pursuant to the Sub Two Merger:

                  (i) each Rust Sub Two Share held by Rust Sub Two as treasury stock or owned by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                  (ii) each Merger Sub Two Share outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Sub Two Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Sub Two Surviving Corporation; and

                  (iii) each Rust Sub Two Share outstanding immediately prior to the Effective Time shall be converted into the right to receive $7,494.314 in cash (subject to adjustment as set forth in Section 2.04), without interest (the "SUB TWO MERGER CONSIDERATION").

         (c)      Pursuant to the Rust Merger:

                  (i) each Company Share held by the Company as treasury stock or owned by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                  (ii) each Buyer Share outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Rust Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Rust Surviving Corporation; and

                  (iii) each Company Share outstanding immediately prior to the Effective Time shall be converted into the right to receive a Buyer
         Note in the principal amount of $14,500, $136,648.647 in cash (subject to adjustment as set forth in Section 2.04), without interest, 199 shares of Preferred Stock and 2,487.5 Holdings Shares (the "RUST MERGER CONSIDERATION" and, together with the Sub One Merger Consideration and the Sub Two Merger Consideration, the "MERGER CONSIDERATION"). The Merger Consideration shall be subject to adjustment as provided in Section 2.04.

         SECTION 2.03. Surrender and Payment. (a) Each holder of Rust Sub One Shares, Rust Sub Two Shares or Company Shares (together, the "PRE-MERGER SHARES") that have been converted into a right to receive Merger Consideration, upon surrender to the Sub One Surviving Corporation, the Sub Two Surviving Corporation or the Rust Surviving Corporation, as the case may be, of a certificate or certificates representing such Pre-Merger Shares, together with a properly completed letter of transmittal covering such Pre-Merger Shares, will be entitled to receive the Merger Consideration payable in respect of such Pre-Merger

Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

          (b) No portion of the Merger Consideration will be paid to a Person other than Parent or the registered holder of the Pre-Merger Shares represented by the certificate or certificates surrendered in exchange therefor.

          (c) After the Effective Time, there shall be no further registration of transfers of Pre-Merger Shares. If, after the Effective Time, certificates representing Pre-Merger Shares are presented to the Sub One Surviving Corporation, the Sub Two Surviving Corporation or the Rust Surviving Corporation, as the case may be, they shall be canceled and exchanged for the consideration provided for in this Article 2.

          (d) Upon payment of the Canadian Purchase Consideration, the Company shall deliver to Canadian Sub certificates for the Rust Canada Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

         SECTION 2.04. Allocation of Consideration. Prior to the Closing Date, the DLJ Entities and Carlisle shall conduct an appraisal of the assets and liabilities of each of the Company, Rust Sub One, Rust Sub Two and Rust Canada. Based on such appraisal and in accordance with the principles of Section 1060 of the Code, Parent, the DLJ Entities and Carlisle shall agree prior to the Closing Date on the final allocation of the aggregate Transaction Consideration among the Rust Merger Consideration, the Sub One Merger Consideration, the Sub Two Merger Consideration and the Canadian Purchase Consideration. To the extent such final allocation requires adjustment to the Rust Merger Consideration, the Sub One Merger Consideration, the Sub Two Merger Consideration or the Canadian Purchase Consideration, such adjustment shall be effected solely through a reallocation of the cash portion of the Transaction Consideration, and the Rust Merger Consideration, the Sub One Merger Consideration, the Sub Two Merger Consideration and the Canadian Purchase Consideration shall for all purposes hereunder be deemed to refer to such Transaction Consideration after giving effect to such reallocation. The allocation made pursuant to this Section 2.04 shall be final and not subject to readjustment under Section 9.03.

         SECTION 2.05. Closing Working Capital. (a) As soon as possible, but in any event not later than 45 days following the Closing Date, the Rust Surviving Corporation shall prepare and deliver to Parent a certificate containing a computation of Closing Working Capital and setting forth each of the accounts and other items forming the basis of such computation (the "WORKING CAPITAL CERTIFICATE"). The Working Capital Certificate shall be prepared in accordance with GAAP, applied consistently with the Balance Sheet (except as set forth in the definition of Closing Working Capital). Parent shall have the right to review all work papers and procedures used in connection with the preparation of the Working Capital Certificate and shall have the right to perform all reasonable audit procedures that it deems necessary to satisfy itself as to the accuracy thereof.

          (b) Unless Parent, within 45 days after receipt of the Working Capital Certificate, has notified the Rust Surviving Corporation in writing that Parent objects to the Rust Surviving Corporation's computation of Closing Working Capital, specifying with reasonable particularity the items giving rise to such objection, the Rust Surviving Corporation's computation of Closing Working Capital shall be binding upon the parties hereto. If Parent delivers to the Rust Surviving Corporation any such notice of objection within such 45 day period, Parent and the Rust Surviving Corporation shall negotiate in good faith and use all reasonable efforts to reach an agreement on such disputed items and computation. If Parent and the Rust Surviving Corporation are unable to reach such agreement, within 45 days after receipt by the Rust Surviving Corporation of the notice of objection, Parent and the Rust Surviving Corporation shall select a mutually acceptable nationally recognized accounting firm (the "ACCOUNTING REFEREE") to resolve the disputed items and computations. Such determination shall be binding upon all of the parties hereto. The fees and expenses of any Accounting Referee shall be borne equally by the DLJ Entities and Carlisle, on the one hand (severally, and not jointly, in proportion that the number of Holdings Shares set forth opposite each such Person's name in Annex E bears to the total number of Holdings Shares set forth in Annex E), and Parent, on the other.

          (c) Within five business days after the determination of Closing Working Capital in accordance with the foregoing paragraph (a), Parent shall pay to the Rust Surviving Corporation the amount, if any, by which Closing Working Capital is less than $15,000,000, plus interest on such amount for each day during the period from and including the Closing Date to, but excluding, the date of such payment accrued at a rate per annum equal to the rate of interest announced by Morgan Guaranty Trust Company of New York as its Base Rate in New York City in effect from time to time during such period.

         (d) Any amounts paid to the Rust Surviving Corporation pursuant to this Section 2.05 shall constitute an adjustment to the aggregate cash portion of the Transaction Consideration.

         SECTION 2.06. Purchase of Holdings Shares and Preferred Stock by DLJ Entities and Carlisle. Each of Carlisle and the DLJ Entities, severally and not jointly, agrees that it will, immediately prior to the consummation of the Transactions (but subject to the satisfaction of the conditions to the Transactions set forth herein), purchase that number of Holdings Shares and shares of Preferred Stock as is set forth opposite its name in Annex E, at the price set forth therein. Immediately prior to the consummation of the Transactions (but subject to the satisfaction of the conditions to the Transactions set forth herein), (i) Holdings will contribute the proceeds of such purchases of Holdings Shares to the capital of Buyer, (ii) Buyer will purchase for $1.00 per share a number of Holdings Shares equal to the aggregate number of Holdings Shares included in the Merger Consideration, (iii) Holdings will contribute the proceeds of the purchases set forth in clause (ii) to the capital of Buyer,
(iv) Buyer will contribute an amount to the capital of Merger Sub One and Merger Sub Two equal to the Sub One Merger Consideration and the Sub Two Merger Consideration, respectively and (v) Buyer will contribute $3,250,000 to the capital of Canadian Sub and will purchase the Canadian Sub Note from Canadian Sub for $9,750,000.

                                   ARTICLE 3
                           THE SURVIVING CORPORATIONS

         SECTION 3.01. Certificates of Incorporation. The certificates of incorporation of Buyer, Merger Sub One and Merger Sub Two in effect at the Effective Time shall be the certificate of incorporation of the Rust Surviving Corporation, the Sub One Surviving Corporation and the Sub Two Surviving Corporation, respectively, until amended in accordance with applicable law.

         SECTION 3.02. Bylaws. The bylaws of Buyer, Merger Sub One and Merger Sub Two in effect at the Effective Time shall be the bylaws of the Rust Surviving Corporation, the Sub One Surviving Corporation and the Sub Two Surviving Corporation, respectively, until amended in accordance with applicable law.

         SECTION 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law:

          (a) the directors of Buyer at the Effective Time shall be the directors of the Rust Surviving Corporation, and the officers of the Company at the Effective Time shall be the officers of the Rust Surviving Corporation;

          (b) the directors of Merger Sub One at the Effective Time shall be the directors of the Sub One Surviving Corporation, and the officers of Rust Sub One at the Effective Time shall be the officers of the Sub One Surviving Corporation; and

          (c) the directors of Merger Sub Two at the Effective Time shall be the directors of the Sub Two Surviving Corporation, and the officers of Rust Sub Two at the Effective Time shall be the officers of the Sub Two Surviving Corporation.



                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF RII AND PARENT

         Each of RII and Parent represents and warrants to Buyer, the DLJ Entities and Carlisle as of the date hereof and as of the Effective Time that:

         SECTION 4.01. Corporate Existence and Power. Each of WMX, RII, Parent, the Company, Rust Sub One and Rust Sub Two is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and each of RII, Parent, the Company, Rust Sub One and Rust Sub Two has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each of the Company, Rust Sub One and Rust Sub Two is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where such failures to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Each of RII, the Company and Parent has heretofore delivered to Buyer true and complete copies of its certificate of incorporation and bylaws as currently in effect.

         SECTION 4.02. Corporate Authorization. The execution, delivery and performance by each of WMX, RII, Parent, the Company, Rust Sub One and Rust Sub Two of this Agreement and the other Transaction Documents to which such Person is a party (a) are within such Person's corporate powers and have been duly authorized by all necessary corporate action on the part of such Person and (b) require no approval by the shareholders of such Person, other than such approval as has been obtained prior to the date hereof. This Agreement and the other Transaction Documents to which such Person is a party constitute valid and binding agreements of each of RII, Parent and the Company.

         SECTION 4.03. Governmental Authorization. Assuming the accuracy of the representations set forth in Section 5.11, the execution, delivery and performance by each of WMX, RII, Parent, the Company, Rust Sub One and Rust Sub Two of this Agreement and the other Transaction Documents to which such Person is a party and the consummation of the Transactions require no material action by or in respect of, or material filing with, any governmental body, agency, or official other than the filing of certificates of merger in accordance with Delaware Law.

         SECTION 4.04. Non-contravention. The execution, delivery and performance by each of WMX, RII, Parent, the Company, Rust Sub One and Rust Sub Two of the Transaction Documents to which such Person is a party and the consummation of the Transactions do not and will not (i) violate the certificate of incorporation or bylaws of WMX, RII, Parent, the Company or any Subsidiary, (ii) assuming the accuracy of the representations set forth in
Section 5.11, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of WMX, RII, Parent, the Company or any Subsidiary to a loss of any benefit to which WMX, RII, Parent, the Company or any Subsidiary is entitled under, any agreement or other instrument binding upon WMX, RII, Parent, the Company or any Subsidiary or any license, franchise, permit or other similar authorization held by WMX, RII, Parent, the Company or any Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, other than, with respect to clauses (ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. No consent of Wheelabrator Technologies, Inc. ("WHEELABRATOR"), other than such consents as have been obtained or will have been obtained prior to the Closing Date, is necessary or required under any stockholder or similar agreement relating to the Company, Wheelabrator, Parent or any Affiliate of the Company in connection with, and Wheelabrator has not indicated any objection to, the execution, delivery and performance by RII, Parent, the Company, Rust Sub One and Rust Sub Two of this Agreement, the other Transaction Documents, the transactions contemplated hereby and thereby and the consummation of the Transactions.

         SECTION 4.05. Capitalization. (a) The authorized capital stock of the Company consists of 2,000 shares of Company Common Stock. As of the date hereof, there were outstanding 1,000 shares of Company Common Stock.

          (b) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 4.05, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

          (c) Parent is the record and beneficial owner of all outstanding shares of capital stock of the Company, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Shares).

          (d) RII is the record and beneficial owner of 1,000 shares of common stock, par value $1.00 per share of Parent ("PARENT COMMON STOCK"), free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Parent Common Stock). Except as set forth in this Section 4.05, there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent, or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent.

         SECTION 4.06. Subsidiaries. (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where such failures to be so qualified and in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 4.06.

          (b) Except as disclosed in Schedule 4.06, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 4.07. Financial Statements. The unaudited consolidated balance sheet of the Company and the Subsidiaries as of March 31, 1996 and June 30, 1996, and the related consolidated statement of income and cash flows for the quarter ended March 31, 1996 and June 30, 1996, previously delivered to Buyer present fairly, and the audited balance sheet of the Company and the Subsidiaries to be prepared as of June 30, 1996 will present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and their consolidated results of operations and changes in consolidated financial position for the periods then ended in conformity with generally accepted accounting principles (subject to normal year-end adjustments and the lack of footnotes and other presentation items in the case of any unaudited interim financial statements).

         SECTION 4.08. Absence of Certain Changes. Except as set forth on
Schedule 4.08, since the Balance Sheet Date, the business of the Company and the Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than a dividend or distribution by the Company to Parent of Transaction Consideration and other than any dividend that results from cancellation of intercompany account balances in the manner permitted in Section 8.04) or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

          (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

          (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money;

          (e) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices or any sale, lease, pledge or other disposition of accounts receivable of the Company or any Subsidiary to any Person;

          (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (i) any change in any method of accounting or accounting practice by the Company or any Subsidiary;

          (j) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company or any Subsidiary (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary, or (C) change in compensation or other benefits payable to any director, officer or employee of the Company or any Subsidiary pursuant to any severance or retirement plans or policies thereof; or

          (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company or any Subsidiary.

         SECTION 4.09. No Undisclosed Material Liabilities. There are no material liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability, other than:

          (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

          (b) liabilities disclosed on Schedule 4.09; and

          (c) other undisclosed liabilities incurred in the ordinary course of business since the Balance Sheet Date which, individually or in the aggregate, are not material to the Company and the Subsidiaries, taken as a whole.

         SECTION 4.10. Contracts. (a) Except as disclosed in Schedule 4.10, neither the Company nor any Subsidiary is a party to or bound by:

                  (i) any lease by the Company or any Subsidiary (whether of real or personal property) providing for annual rentals of $100,000 or more;

                  (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for either
         (A) annual payments by the Company and the Subsidiaries of $50,000 or more or (B) aggregate payments by the Company and the Subsidiaries of $50,000 or more;

                  (iii) any sales, distribution or other similar agreement providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Company and the Subsidiaries of $1,000,000 or more or (B) aggregate payments to the Company and the Subsidiaries of $1,000,000 or more;

                  (iv) any partnership, joint venture or other similar agreement or arrangement;

                  (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                  (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $100,000 and which may be prepaid on not more than 30 days notice without the payment of any penalty;

                  (vii) any license, franchise or similar agreement;

                  (viii) any agency, dealer, sales representative, marketing or other similar agreement;

                  (ix) any agreement that limits the freedom of the Company or any Subsidiary to compete in any material manner in any line of business or with any Person or in any area or which would so limit the freedom of the Company or any Subsidiary after the Closing Date;

                  (x) any agreement with (A) WMX, Parent, Wheelabrator or any of their Affiliates, (B) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of WMX, Parent, Wheelabrator or any of their Affiliates, (C) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by WMX, Parent, Wheelabrator or any of their Affiliates or (D) any director or officer of WMX, Parent, Wheelabrator, the Company or any Subsidiary or any of their Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such director or officer except for any agreements
         (1) relating solely to ordinary course scaffolding rentals or (2) that, individually, would require payments by or to the Company and the Subsidiaries not in excess of $100,000 in any twelve month period;

                  (xi) any agreement, commitment, arrangement or plan that would require the Company or any Subsidiary to pay a cash bonus to any director, officer or employee of the Company or any Subsidiary as a result of the consummation of the transactions contemplated hereby; or

                  (xii) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole.

          (b) Each agreement, commitment, arrangement or plan disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and is in full force and effect, and neither the Company nor any Subsidiary nor any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment. The Company has not been informed of any proposed termination of any such agreement.

         SECTION 4.11. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of RII or Parent threatened against or affecting, WMX, RII, Parent, the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official (i) which, individually or in the aggregate, if determined or resolved adversely to WMX, RII, Parent, the Company or any Subsidiary in accordance with the plaintiff's demands, would be reasonably likely to have a Material Adverse Effect or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by any other Transaction Document.

         SECTION 4.12. Compliance with Laws and Court Orders; No Defaults. Except as set forth in Schedule 4.12:

         (a) Neither the Company nor any Subsidiary is in violation of, and since January 1, 1990 neither the Company nor any Subsidiary has violated, any material applicable law, rule, regulation, judgment, injunction, order or decree except for such violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary, nor to the knowledge of RII, Parent or the Company, any other party thereto is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any agreement or other instrument binding upon the Company or any Subsidiary or any license, franchise, permit or similar authorization held by the Company or any Subsidiary, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 4.13. Properties. (a) The Company and the Subsidiaries have good title to, or in the case of leased property have valid leasehold interests in, all personal property and assets (whether tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date. The Company and the Subsidiaries have good and marketable, indefeasible, fee simple title to, or in the case of leased real property have valid leasehold interests in, all real property reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such property or assets (whether real or personal) is subject to any Liens, except:

          (i)   Liens disclosed on the Balance Sheet;

                  (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

                  (iii) Liens which do not, individually or in the aggregate, materially detract from the value or materially interfere with any present or intended use of such property or assets.

          (b) There are no developments affecting any such property or assets (whether real or personal) pending or, to the Company's knowledge, threatened, which, individually or in the aggregate, are reasonably likely to materially detract from the value of such property or assets or materially interfere with any present or intended use of any such property or assets.

          (c) All such leases of real property are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default.

          (d) The physical assets and equipment owned by Company and the Subsidiaries are in the aggregate in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present and intended uses and, in the case of buildings and other structures (including the roofs thereof), are structurally sound.

          (e) All real property currently has access to (i) public roads or valid easements for such ingress to and egress from all such real property and
(ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the businesses of the Company or any Subsidiary as heretofore conducted. None of the structures on any such owned or leased real property encroaches upon real property of another person in any material manner, and no structure of any other person substantially encroaches upon any of such owned or leased real property in any material manner.

         SECTION 4.14. Products. Each of the products sold by the Company or any Subsidiary is, and at all times up to and including the sale thereof has been (i) in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and (ii) fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale. There is no design defect with respect to any of such products and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws, rules and regulations and current industry practice with respect to its contents and use.

         SECTION 4.15. Intellectual Property. (a) Schedule 4.15 contains a list of all Intellectual Property Rights owned or licensed and used or held for use by the Company or any Subsidiary ("COMPANY INTELLECTUAL PROPERTY RIGHTS"), specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right is recognized without regard to registration or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements as to which the Company or Subsidiary is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

          (b) (i) Since January 1, 1993, neither the Company nor any Subsidiary has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim or infringement of any Intellectual Property Rights, and RII and Parent have no knowledge of any other such infringement by the Company or any Subsidiary, and (ii) RII and Parent have no knowledge of any continuing infringement by any other Person of any Company Intellectual Property Rights. No Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or any Subsidiary or restricting the licensing thereof by the Company or any Subsidiary to any Person. Neither the Company nor any Subsidiary has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right.

         SECTION 4.16. Insurance Coverage. RII has furnished to Buyer a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company and the Subsidiaries and a complete and accurate description of all agreements or arrangements relating to any of the foregoing between the Company and any Subsidiary, on the one hand, and WMX and any Affiliate of WMX, on the other hand (the "INTERCOMPANY INSURANCE ARRANGEMENTS"). There is no claim by the Company or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies, bonds and Intercompany Insurance Arrangements have been paid timely and the Company and the Subsidiaries have otherwise complied fully with the terms and conditions of all such policies, bonds and Intercompany Insurance Arrangements. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1993 and remain in full force and effect. Neither RII nor Parent knows of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as disclosed in Schedule 4.16, the Company and the Subsidiaries shall after the Mergers continue to have coverage under such policies, bonds and Intercompany Insurance Arrangements with respect to events occurring prior to the Effective Time.

         SECTION 4.17. Licenses and Permits. Schedule 4.17 correctly describes each license, franchise, permit or other similar authorization affecting or relating in any material way to the assets or business of the Company and the Subsidiaries (the "PERMITS") together with the name of the government agency or entity issuing such Permit. Except as set forth in Schedule 4.17, such Permits are valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

         SECTION 4.18. Inventories. The inventories set forth on the Balance Sheet (including for purposes of this Section 4.18, any scaffolding included as property, plant and equipment on the Balance Sheet) were properly stated therein at the lesser of cost or fair market value determined in accordance with generally accepted accounting principles consistently maintained and applied by the Company and the Subsidiaries. Since the Balance Sheet Date, the inventories of the Company and the Subsidiaries have been maintained in the ordinary course of business. All such inventory is owned free and clear of all Liens. Substantially all of the inventory recorded on the Balance Sheet consists of, and substantially all inventory of the Company and the Subsidiaries on the Closing Date will consist of, items of a quality usable or saleable in the normal course of business consistent with past practices and are and will be in quantities sufficient for the normal operation of the business of the Company and the Subsidiaries in accordance with past practice.

         SECTION 4.19. Customers. Except as set forth in Schedule 4.19, since the Balance Sheet Date there has not been any material change in the relationship of the Company or any Subsidiary with any customer that has, in any of the last three fiscal years of the Company accounted for more than $1,000,000 in revenues (a "SIGNIFICANT CUSTOMER"), including without limitation the Company having knowledge that would reasonably indicate that any Significant Customer intends to discontinue its use of the Company's services.

         SECTION 4.20. Finders' Fees. Except as set forth in Schedule 4.20, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of WMX, RII, Parent or the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 4.21. Employees. Schedule 4.21 sets forth a true and complete list of the names, titles, annual salaries and other compensation of all officers of the Company and the Subsidiaries and all other employees of the Company and the Subsidiaries whose annual base salary equals or exceeds $50,000. Except as set forth on Schedule 4.21, none of the employees identified on Schedule 4.21 has indicated to the Company or any Subsidiary that such employee intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within 6 months after the Closing Date.

         SECTION 4.22. Labor Matters. Schedule 4.22 sets forth a true and complete list of any collective bargaining agreements or other labor union contracts applicable to persons employed by the Company and the Subsidiaries and, to the knowledge of RII and Parent, there are no current organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit. There are no controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of the Company, threatened, between the Company and the Subsidiaries and any labor organizations representing such employees. The Company and the Subsidiaries are in substantial compliance with the provisions of such collective bargaining agreements and other union contracts and has applied the provisions of such agreements and contracts to all employees at all locations required to be covered under such agreements and contracts. The Company and the Subsidiaries are in substantial compliance with all currently applicable material laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, is reasonably likely to have a Material Adverse Effect. There is no unfair labor practice complaint pending or, to the knowledge of RII or Parent, threatened against the Company or any Subsidiary before the National Labor Relations Board.

         SECTION 4.23.  Environmental Matters.  (a)  Except as disclosed on
Schedule 4.23:

                  (i) no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending, or to RII's knowledge, threatened by any governmental entity or other Person with respect to any matters relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law except for, with respect to all of the above, matters that occurred more than three years prior to the date of this Agreement that have been finally and conclusively resolved with no further obligation or liability of the Company or any Subsidiary;

                  (ii) there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law except for such liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and there are no facts, conditions, situations or set of circumstances which are reasonably likely to result in or be the basis for any such liability;

                  (iii) no polychlorinated biphenyls, radioactive material, lead, lead paint, asbestos-containing material, incinerator, surface impoundment, lagoon, landfill or underground storage tank (active or inactive) is or has been present at, on, under or in any property or equipment now or previously owned, leased or operated by the Company or any Subsidiary except for such matters as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

                  (iv) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on, under or in any property or equipment now or previously owned, leased or operated by the Company or any Subsidiary except for such matters as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

                  (v) no property now or previously owned, leased or operated by the Company or any Subsidiary nor any property to which the Company or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to RII's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

                  (vi) the Company and its Subsidiaries are in compliance with all Environmental Laws and have obtained and are in compliance with all permits, licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary or proper for the business of the Company or any Subsidiary as currently conducted, except for such noncompliance as would not, individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

          (b) Except as disclosed in Schedule 4.23, there has been no written environmental assessment, investigation, study, audit, test, review or other environmental analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any Subsidiary or any property or facility now or previously owned, leased or operated by the Company or any Subsidiary, with the exception of periodic regulatory filings required to be made in the ordinary course of business which has not been delivered to Buyer at least ten days prior to the date hereof.

          (c) Neither the Company nor any Subsidiary owns, leases or operates or has owned, leased or operated any property, or conducts or has conducted any operations, in New Jersey or Connecticut.

          (d) For purposes of this Section, the terms "Company" and "Subsidiary" shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary.

         SECTION 4.24. Intercompany Accounts. Schedule 4.24 contains a complete list of all intercompany balances as of the Balance Sheet Date between WMX, Parent, Wheelabrator and their Affiliates, on the one hand, and the Company and the Subsidiaries, on the other hand. Since the Balance Sheet Date there has not been any accrual of liability by the Company or any Subsidiary to WMX, Parent, Wheelabrator or any of their Affiliates or other transaction between the Company or any Subsidiary and WMX, Parent, Wheelabrator and any of their Affiliates, except in the ordinary course of business of the Company and the Subsidiaries consistent with past practice.

                                   ARTICLE 5
       REPRESENTATIONS AND WARRANTIES OF HOLDINGS, BUYER, MERGER SUB ONE,
          MERGER SUB TWO, CANADIAN SUB, THE DLJ ENTITIES AND CARLISLE

         Each of Holdings, Buyer, Merger Sub One, Merger Sub Two, Canadian Sub, each DLJ Entity and Carlisle represents and warrants to RII and Parent, severally as to itself and not jointly, as of the date hereof and as of the Effective

Time (provided that Canadian Sub makes such representations and warranties only as of September 27, 1996, and as of the Effective Time) that:

         SECTION 5.01. Corporate Existence and Power. Such Person is a limited partnership duly organized or a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization.

         SECTION 5.02. Corporate Authorization. The execution, delivery and performance by such Person of this Agreement are within the powers (corporate, partnership or otherwise) of such Person and have been duly authorized by all necessary action on the part of such Person. This Agreement constitutes a valid and binding agreement of such Person.

         SECTION 5.03. Governmental Authorization. The execution, delivery and performance by such Person of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official other than the filing of certificates of merger in accordance with Delaware Law.

         SECTION 5.04. Non-contravention. The execution, delivery and performance by such Person of this Agreement do not and will not (i) violate the partnership agreement or certificate of incorporation and bylaws of such Person or (ii) assuming compliance with the matters referred to in Section 5.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree.

         SECTION 5.05. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Person threatened against or affecting, such Person before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         SECTION 5.06. Finders' Fees. Except as set forth in Schedule 5.06, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Person who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

         SECTION 5.07. Capitalization of Holdings, Buyer, Merger Sub One, Merger Sub Two and Canadian Sub. (a) The authorized capital stock of Holdings consists of 15,000,000 Holdings Shares; the authorized capital stock of Buyer consists of 100 Buyer Shares and 1,000,000 shares of Preferred Stock; the authorized capital stock of Merger Sub One consists of 100 Merger Sub One Shares; the authorized capital stock of Merger Sub Two consists of 100 Merger

Sub Two Shares; and the authorized capital stock of Canadian Sub consists of _____ shares of common stock, par value $___ per share. As of the date hereof, there were outstanding 4 Holdings Shares and as of the Effective Time there will be outstanding 12,500,000 Holdings Shares and 1,000,000 shares of Preferred Stock.

          (b) All outstanding shares of capital stock of each of Holdings, Buyer, Merger Sub One, Merger Sub Two and Canadian Sub have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Schedule 5.07(a) or as contemplated to be issued pursuant to this Agreement, there are no outstanding (i) shares of capital stock or voting securities of Holdings, Buyer, Merger Sub One, Merger Sub Two or Canadian Sub,
(ii) securities of Holdings convertible into or exchangeable for shares of capital stock or voting securities of Holdings, Buyer, Merger Sub One, Merger Sub Two or Canadian Sub or (iii) options or other rights to acquire from Holdings, Buyer, Merger Sub One, Merger Sub Two or Canadian Sub, or other obligation of Holdings to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of Holdings, Buyer, Merger Sub One, Merger Sub Two or Canadian Sub (the items in clauses (i), (ii) and (iii) being referred to collectively as "BUYER SECURITIES"). There are no outstanding obligations of Holdings, Buyer, Merger Sub One, Merger Sub Two or Canadian Sub to repurchase, redeem or otherwise acquire any Buyer Securities.

          (c) All of the outstanding capital stock of Buyer is owned by Holdings and all of the outstanding capital stock of Merger Sub One, Merger Sub Two and Canadian Sub is owned by Buyer, in each case free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests).

         (d) The record and beneficial owners of all of the outstanding capital stock of Holdings are described on Schedule 5.07.

         SECTION 5.08. Nature of Holdings, Buyer, Merger Sub One, Merger Sub Two and Canadian Sub. Each of Holdings, Buyer, Merger Sub One, Merger Sub Two and Canadian Sub is a newly formed corporation that has conducted no business prior hereto and has no assets or liabilities other than those incurred and to be incurred in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and financing and related agreements.

         SECTION 5.09. Related Party Agreements. Other than any of the Transaction Documents, Schedule 5.09 sets forth a list of all agreements entered into among Holdings, the DLJ Entities, and Carlisle in connection with the transactions contemplated by this Agreement. A copy of each such agreement has been delivered to the Parent.

         SECTION 5.10. Financing . Each of the DLJ Entities and Carlisle has funds, or binding commitments to obtain funds, in an amount sufficient to pay amounts required to be paid by it under Section 2.06. Each of the DLJ Entities has a net worth equal to at least 3 times the amount required to be paid by it pursuant to Section 2.06 and the general partners of Carlisle collectively have a net worth equal to at least 3 times the amount required to be paid by Carlisle pursuant to Section 2.06.

         SECTION 5.11. Nature of the DLJ Entities. For purposes of the Hart-Scott- Rodino Antitrust Improvements Act of 1976, none of DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V. or DLJ Offshore Partners, C.V. has any ultimate parent entity and each is its own ultimate parent entity.



                                   ARTICLE 6
                            COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 6.01. Conduct of the Company. From the date hereof until the Effective Time, the Company and the Subsidiaries will conduct their businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, the Company will and will cause each Subsidiary to:

                  (i) conduct its operations in the ordinary course of business in substantially the same manner as heretofore conducted;

                  (ii) use commercially reasonable efforts to preserve intact its business organization and goodwill in all material respects, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with suppliers, customers and others having business relationships with it;

                  (iii) notify the DLJ Entities and Carlisle of any material change in its relationship with any Significant Customer of which the Company has knowledge (including without limitation, the Company having knowledge that would reasonably indicate that such Significant Customer intends to discontinue its use of the Company's services);

                  (iv) repair and maintain all scaffolding owned by the Company and its Subsidiaries consistently with past practice;

                  (v) confer on a regular and frequent basis with one or more representatives of the DLJ Entities and Carlisle to report operational matters of materiality and the general status of ongoing operations;

                  (vi) notify the DLJ Entities and Carlisle of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) of which the Company has knowledge if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on the Company;

                  (vii) not adopt or propose any change in its certificate of incorporation or bylaws;

                  (viii) not merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

                  (ix) not issue any shares of its capital stock, or effect any stock split or otherwise change its capitalization as it exists on the date hereof;

                  (x) not make any capital expenditures other than in the ordinary course consistent with past practices;

                  (xi) not sell, lease, pledge, license or otherwise dispose of any material assets or property except (A) pursuant to existing contracts or commitments, (B) in the ordinary course consistent with past practice or (C) as set forth in or contemplated by Schedule 4.08, but in no event sell, lease, pledge or otherwise dispose of any accounts receivable; and

                  (xii) not agree or commit to do any of the foregoing.

Neither the Company nor any Subsidiary will (A) take or agree or commit to take any action that would make any representation and warranty of RII or Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (B) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

         SECTION 6.02. Access to Information. From the date hereof until the Effective Time, the Company will (i) give, and will cause each Subsidiary to give, Buyer, the DLJ Entities, Carlisle, their counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and each Subsidiary, (ii) furnish, and will cause each Subsidiary to furnish, to Buyer, the DLJ Entities, Carlisle, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or any Subsidiary as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Company or any Subsidiary to cooperate with Buyer, the DLJ Entities and Carlisle, in their investigation of the Company or any Subsidiary. No investigation by Buyer, the DLJ Entities or Carlisle or other information received by any such Person shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by RII or the Company hereunder.

         SECTION 6.03. Notices of Certain Events. The Company shall promptly notify Buyer of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting WMX, RII, Parent or the Company or any Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or that relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 6.04. Employees. The parties acknowledge that, after the Effective Time, the Rust Surviving Corporation may hire, and the DLJ Entities, Carlisle and the Company may solicit for hire by the Rust Surviving Corporation, such employees as may reasonably be agreed among the parties and WMX. RII,

Parent and their respective Affiliates will provide the DLJ Entities, Carlisle and the Company reasonable access to such employees.

         SECTION 6.05. Change of Name. Buyer will cease all use of the name "Rust" as soon as practicable after the Closing Date, but in no event later than three months thereafter.



                                   ARTICLE 7
                               COVENANTS OF BUYER

         Each of Buyer, the DLJ Entities and Carlisle, severally and not jointly, agrees that:

         SECTION 7.01. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Buyer, the DLJ Entities and Carlisle and their Affiliates will hold, and will cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company or any Subsidiary furnished to Buyer, the DLJ Entities, Carlisle or their Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, any DLJ Entity or Carlisle, (ii) in the public domain through no fault of Buyer, any DLJ Entity or Carlisle or (iii) later lawfully acquired by Buyer, any DLJ Entity or Carlisle from sources other than RII, Parent or the Company or any Subsidiary or any of their respective Affiliates; provided that Buyer, the DLJ Entities and Carlisle may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by Buyer, the DLJ Entities or Carlisle, as the case may be, of the confidential nature of such information and are directed by Buyer, the DLJ Entities or Carlisle, as the case may be, to treat such information confidentially. If this Agreement is terminated, Buyer, the DLJ Entities, Carlisle and their Affiliates will, and will cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to RII, Parent or the Company, upon request, all documents and other materials, and all copies thereof, obtained by Buyer, the DLJ Entities, Carlisle or their Affiliates or on their behalf from RII, Parent or the Company or any

Subsidiary in connection with this Agreement that contain confidential information subject to this Section 7.01.

         SECTION 7.02. Access. The DLJ Entities and Carlisle will cause the Rust Surviving Corporation and each Subsidiary, at and after the Effective Time, to afford promptly to RII and its agents and Affiliates full access to the properties, books, records, employees and auditors of the Rust Surviving Corporation to the extent necessary to permit RII to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date. RII will hold, and will cause its officers, directors, employees, accountants, counsel, consultants, advisors, agents and Affiliates to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Surviving Corporation or any Subsidiary provided to it pursuant to this Section.

         SECTION 7.03. Bulk Sales. Buyer, the DLJ Entities, and Carlisle hereby waive compliance with the bulk sales laws of any applicable jurisdiction in connection with the transactions contemplated by this Agreement.

         SECTION 7.04. Compliance with Confidentiality Agreements. Buyer hereby agrees that it will comply with the confidentiality provisions of Section 4 of each of the Non-competition Agreements, dated as of June 12, 1996, between WMX and RII, on the one hand, and Raytheon Engineers & Constructors Inc., on the other hand, copies of each of which have been previously delivered to the Buyer.

         SECTION 7.05. Certificate of Designation. Prior to the Closing Date, Buyer shall adopt and file with the Secretary of State of the State of Delaware a Certificate of Designations with respect to the Preferred Stock, in form and substance reasonably satisfactory to Parent, the DLJ Entities and Carlisle.



                                   ARTICLE 8
                            COVENANTS OF EACH PARTY

         Each party agrees that:

         SECTION 8.01. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

         SECTION 8.02. Certain Filings. The parties shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 8.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 8.04. Intercompany Accounts. All intercompany accounts between WMX or its Affiliates, on the one hand, and the Company or any Subsidiary, on the other hand, as of the Effective Time shall be canceled (irrespective of the terms of payment of such intercompany accounts). At least three business days prior to the Effective Time, RII shall prepare and deliver to Buyer a statement setting out in reasonable detail the calculation of all such intercompany account balances based upon the latest available financial information as of such date and, to the extent requested by Buyer, provide Buyer with supporting documentation to verify the underlying intercompany charges and transactions.

         SECTION 8.05. Financial Statements. (a) RII will prepare and deliver to the DLJ Entities and Carlisle prior to the Effective Time (i) an audited consolidated balance sheet of the Company and the Subsidiaries as of June 30, 1996, together with an unqualified opinion of Arthur Andersen LLP thereon and
(ii) an unaudited consolidated balance sheet of the Company and the Subsidiaries as of August 31, 1996, and an unmodified review report of Arthur Andersen LLP thereon. Prior to delivering the balance sheet set forth in the foregoing clause (i), Buyer will have the right to review all work papers and procedures used in connection with the preparation of such balance sheet and RII will give reasonable consideration to any comments Buyer may have as a result of such review.

          (b) RII will assist in the preparation of an audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1994 and December 31, 1995 and the related consolidated statements of income and cash flows for each of the years ended December 31, 1994 and December 31, 1995 (the financial statements referred to in this paragraph (b) collectively, the "AUDITED

FINANCIAL STATEMENTS"), the expenses for the preparation of which shall be paid by the Rust Surviving Corporation

         SECTION 8.06. Supplemental Information. Parent and RII may furnish updated Schedules to this Agreement to Buyer no later than 3 business days prior to the Closing Date. No such additional disclosure shall limit or affect any right of Buyer, Merger Sub One, Merger Sub Two or Canadian Sub to decline to consummate the Transactions under Section 11.02(a)(ii) if such updated Schedules disclose that the representations and warranties of Parent or RII contained in this Agreement (by reference to the Schedules hereto on the date hereof) are not true and correct in the manner required by Section 11.02(a)(ii) at and as of the Closing Date; provided that if the Transactions shall occur, each of the DLJ Entities, Carlisle, Holdings, Buyer, Merger Sub One, Merger Sub Two and Canadian Sub shall be deemed to have waived any right to indemnification with respect to matters disclosed in such updated Schedules as it may otherwise have had in respect of any matter so disclosed by Parent or RII.

         SECTION 8.07. License of Brand Service Mark. Prior to the Effective Time, Parent shall grant the Company a perpetual, royalty-free, exclusive license to use the "Brand" service mark in the Scaffolding Business (as defined in the Guaranty and Non-competition Agreement) on terms and conditions reasonably satisfactory to Buyer.


                                   ARTICLE 9
                                  TAX MATTERS

         SECTION 9.01. Tax Definitions. The following terms, as used herein, have the following meanings:

         "BUYER INDEMNITEE" means Buyer, any of its Affiliates and, effective at the Effective Time, the Rust Surviving Corporation and its Subsidiaries.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMBINED STATE TAX" means, with respect to each such state or any local taxing jurisdiction, any income or franchise Tax payable to any state or any local taxing jurisdiction in which the Company or any Subsidiary files Returns with a member of the Seller Group on a consolidated, combined or unitary basis for purposes of such income or franchise Tax.

         "FEDERAL TAX" means any Tax imposed under Subtitle A of the Code.

         "FINAL DETERMINATION" means (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by Buyer or any of its Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party, determines that no action should be taken to recoup such payment and the other party agrees.

         "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or before the close of business on the date of the Merger.

         "SELLER GROUP" means, with respect to Federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which the Company is a member, and with respect to Combined State Taxes, the consolidated, combined or unitary group of which the Company or any of its Subsidiaries is a member.

         "TAX" means (i) any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company or any Subsidiary, payroll, employment, excise, severance, stamp, capital stock, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "TAXING AUTHORITY"), (ii) any liability of the Company or any Subsidiary for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Company or any Subsidiary for payment of such amounts was determined or taken into account with reference to the liability of any other person for any period during the Tax Indemnification Period and (iii) liability of the Company or any Subsidiary for the payment of any amounts as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

         "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute of the Company or any Subsidiary which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

         "TAX INDEMNIFICATION PERIOD" means (i) with respect to any Tax described in clause (i) of the definition of "Tax", any Pre-Closing Tax Period of the Company or any Subsidiary, (ii) with respect to any Tax described in clause (ii) of the definition of "Tax", any Pre-Closing Tax Period of the Company or any Subsidiary and the Tax year of any member of a group described in such clause (ii) which includes (but does not end on) the date of the Merger, and (iii) with respect to any Tax described in clause (iii) of the definition of "Tax", the survival period of the obligation under the applicable contract or arrangement.

         "TAX SHARING AGREEMENTS" means all existing Tax sharing agreements or arrangements (whether or not written) binding the Company or any Subsidiary (including any agreements or arrangements which afford any other person the benefit of any Tax Asset of the Company or any Subsidiary, afford the Company or any Subsidiary the benefit of any Tax Asset of any other person or require or permit the transfer or assignment of income, revenues, receipts, or gains).

         SECTION 9.02. Tax Representations. RII and Parent represent and warrant to Buyer as of the date hereof and as of the Closing Date that: (a) Except as set forth in the Balance Sheet (including the notes thereto) or on
Schedule 9.02, (i) to the best knowledge of RII and Parent, all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company or any Subsidiary (collectively, the "RETURNS") have, to the extent required to be filed on or before the date hereof, been or will be filed when due in accordance with all applicable laws; (ii) to the best knowledge of RII and Parent, as of the time of filing, the Returns correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of the Company and its Subsidiaries and any other information required to be shown therein; (iii) all Taxes shown as due and payable on the Returns that have been filed have been timely paid, or withheld and remitted to the appropriate Taxing Authority; (iv) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of the Company and its Subsidiaries (excluding any provision for deferred income taxes) are adequate to cover such Taxes; (v) all United States Federal Tax Returns and all state income Tax Returns with respect to Texas, Louisiana and California filed with respect to Tax years of the Company and the Subsidiaries through the Tax year ended December 31, 1991 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (vi) neither the Company nor any Subsidiary is delinquent in the payment of any Tax or has requested any extension of time within which to file any Return and has not yet filed such return; (vii) neither the Company nor any Subsidiary (or any member of any affiliated, consolidated, combined or unitary group of which the Company or any Subsidiary is or has been a member) has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (viii) there is no claim, audit, action, suit, proceeding, or investigation now pending or to the best knowledge of RII and Parent threatened against or with respect to the Company, any Subsidiary or any member of the Seller Group in respect of any Tax or Tax Asset; (ix) there are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between the Company or any Subsidiary and any Taxing Authority; (x) neither the Company nor any Subsidiary owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of an interest in real property; (xi) neither the Company nor any of its Subsidiaries have any long-term contracts subject to Section 460 of the Code; (xii) neither the Company nor any Subsidiary has (A) been a member of an affiliated, consolidated, combined or unitary group other than one of which RII was the common parent or (B) participated in any other arrangement whereby any income, revenues, receipts, gain, loss or Tax Asset of the Company or any Subsidiary was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset, liability or Tax Asset of any other person; (xiii) neither the Company nor any Subsidiary is currently under any contractual obligation to pay any amounts of the type described in clause (ii) or (iii) of the definition of "Tax"; and (xiv) all information set forth in the notes to the Balance Sheet relating to Tax matters is true and complete.

          (b) Schedule 9.02 contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any Subsidiary is doing business.

         SECTION 9.03. Allocation of the Aggregate Purchase Price. (a) The Rust Merger Consideration, Sub One Merger Consideration and Sub Two Merger Consideration (plus all liabilities of the Company, Rust Sub One and Rust Sub Two, respectively, as of the Effective Time and minus any adjustment pursuant to Section 2.05(d)) (the "Aggregate Purchase Price") shall be allocated among the assets of the Company, Rust Sub One and Rust Sub Two, respectively, (the "Assets") in accordance with Code Section 1060 and the regulations promulgated thereunder (the "ALLOCATION"). Buyer and Parent shall agree on the Allocation within 180 days following the Closing Date. In the event that Buyer and Parent are unable to agree on the Allocation, Buyer and Parent shall jointly retain a nationally recognized firm to appraise the value of the Assets purchased hereunder (the "TAX ACCOUNTING REFEREE") and such allocation shall be determined by the Accounting Referee. The costs, fees and expenses of the Tax Accounting Referee shall be borne equally by Buyer and Parent, provided, however, that the allocation of Merger Consideration made among the Company, Rust Sub One and Rust Sub Two pursuant to Section 2.04 shall not be modified.

         (b) Parent and Buyer agree to (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all Tax returns (including, without limitation filing Form 8594 with its Federal income Tax return for the taxable year that includes the Closing Date) and in the course of any Tax audit, Tax review or Tax litigation relating thereto and (iii) take no position and cause their Affiliates to take no position inconsistent with the Allocation for all tax purposes.

         (c) Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

         SECTION 9.04. Covenants. (a) Without the prior written consent of Buyer, none of WMX, Parent, the Company or any Subsidiary or any Affiliate of WMX shall, to the extent it may affect or relate to the Company or any Subsidiary, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or decreasing any Tax Asset of the Company, the Rust Surviving Corporation, any Subsidiary, Buyer or any Affiliate of Buyer; provided, however, that the covenant set forth in this Section 9.04(a) shall apply only to actions taken or omitted with respect to Rust Scaffold Services of Canada Ltd.

          (b) To the best knowledge and to the reasonable efforts of RII and Parent, all Returns not required to be filed on or before the date hereof (i) will be filed when due in accordance with all applicable laws and (ii) as of the time of filing, will correctly reflect the facts regarding the income, business, assets, operations, activities and status of the Company and the Subsidiaries and any other information required to be shown therein.

         SECTION 9.05. Termination of Existing Tax Sharing Agreements. Any and all existing Tax Sharing Agreements shall be terminated as of the date hereof.

After the date hereof, neither the Company nor any Subsidiary shall have any further rights or liabilities thereunder. This Agreement supersedes any previous Tax sharing agreement relating to the Company or any Subsidiary. WMX shall compensate the Rust Surviving Corporation for and hold the Surviving Corporation and any Subsidiary harmless against any Tax imposed by a Taxing Authority as a result of such termination and, if any such termination is not binding on any Taxing Authority, any adverse effect which would have been avoided if such termination had been given effect by such Taxing Authority.

         SECTION 9.06. Transfer Taxes. (a) Subject to Section 7.03, all excise, recording, conveyancing, franchise, property, transfer, documentary, sales, use, stamp, registration, value added, gains and similar taxes, levies, charges and fees, including any penalties and interest (collectively, "TRANSFER TAXES") incurred in connection with this Agreement shall be borne and paid equally by Parent and Buyer when due, and Buyer will, pursuant to the Transition Services Agreement, file all necessary tax returns and other documentation with respect to all such Transfer Taxes and, if required by applicable law, Parent will, and will cause its Affiliates to, join in the execution of any such tax returns and other documentation.

         SECTION 9.07. Cooperation on Tax Matters. (a) Each of Buyer, the DLJ Entities, Carlisle, WMX and Parent shall cooperate fully, as and to the extent reasonably requested by any other party hereto, in connection with the preparation and filing of any Tax return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon such other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder for a period of ten years from the Closing Date. The parties hereto agree (i) to retain all books and records with respect to Tax matters pertinent to the Company and the Subsidiaries relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority and (ii) to give the other parties reasonable written notice prior to destroying or discarding any such books and records and, if any other party so requests, to allow such other party to take possession of such books and records.

          (b) The parties hereto further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or customer of the Company or any Subsidiary or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed

(including, but not limited to, with respect to the transactions contemplated hereby).

         SECTION 9.08. Tax Indemnification. (a) RII and Parent hereby indemnify each Buyer Indemnitee against and agree to hold each Buyer Indemnitee harmless from any (x) Tax of the Company or any Subsidiary related to the Tax Indemnification Period, provided that RII and Parent's maximum aggregate liability for Taxes described in (i) of the definition thereof ("Capped Taxes") shall not exceed, in the aggregate with all amounts paid pursuant to Section 12.02(a) or 12.02(b), $50,000,000, but in respect of other Taxes will not be so limited (y) Tax of the Company or any Subsidiary resulting from a breach of the provisions of Section 9.04(a) and (z) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (x) or (y), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any Tax, and any liability as transferee (the sum of (x), (y) and (z) being referred to herein as a "LOSS").

          (b) For purposes of this Section 9.08, in the case of any taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such tax related to the portion of such Taxable period ending on the Closing Date shall
(x) in the case of any taxes other than taxes based upon or related to income, be deemed to be the amount of such tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period and (y) in the case of any tax based upon or related to income be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the Subsidiaries.

          (c) Upon payment by any Buyer Indemnitee of any Loss, RII shall discharge its obligation to indemnify the Buyer Indemnitee against such Loss by paying to Buyer an amount equal to the amount of such Loss; provided that, if the receipt or accrual of any indemnification payment hereunder is determined in a Final Determination not to constitute reduction of the Purchase Price, RII shall pay to Buyer an after-tax amount as described in Section 9.09.

          (d) Any payment pursuant to this Section shall be made not later than 30 days after receipt by RII of written notice from Buyer stating that any Loss has been paid by a Buyer Indemnitee and the amount thereof and of the indemnity payment requested. Any payment required under this Section 9.08 and not made when due shall bear interest during the period from and including the date when due to but excluding the date of such payment at a rate per annum equal to the rate of interest announced by Morgan Guaranty Trust Company of New York as its Base Rate in effect from time to time during such period.

          (e) Buyer agrees to give prompt notice to RII of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder and of any Loss, which Buyer deems to be within the ambit of this Section (specifying with reasonable particularity the basis therefor) and will give RII such information with respect thereto as RII may reasonably request. RII may, at its own expense, (i) participate in and
(ii) except as provided in Section 9.08(f), upon notice to Buyer, assume the defense of any such suit, action or proceeding (including any Tax audit); provided that (i) RII's counsel is reasonably satisfactory to Buyer, (ii) RII shall keep Buyer fully informed with respect to such suit, action or proceeding (including any Tax audit), and (iii) RII shall not, without Buyer's consent, agree to any settlement with respect to any Tax if such settlement could adversely affect the Tax liability of Buyer, any of its Affiliates or, upon the consummation of the Mergers, the Company or any Subsidiary. If RII assumes such defense, (i) Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by RII and (ii) RII shall not assert that the Loss, or any portion thereof, with respect to which Buyer seeks indemnity is not within the ambit of this Section. If RII elects not to assume such defense, Buyer may pay, compromise or contest the Tax at issue. RII shall be liable for the reasonable fees and expenses of counsel employed by Buyer for any period during which RII has not assumed the defense thereof. Whether or not RII chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

          (f) Buyer shall control the defense of any claim that relates to (i) Taxes described in Section 9.08(b) or (ii) Capped Taxes that are reasonably expected to exceed, in the aggregate with all amounts paid pursuant to this
Article 9 and all amounts paid pursuant to Section 12.02(a) and 12.02(b), $50,000,000.

          (g) Neither RII nor Parent shall be liable under this Section with respect to any Tax resulting from a claim or demand the defense of which RII was not offered the opportunity to assume as provided under Section 9.08(e) hereof to the extent RII's or Parent's liability under this Section is adversely affected as a result thereof. No investigation by Buyer or any of its Affiliates at or prior to the Closing Date shall relieve RII or Parent of any liability hereunder.

          (h) Any claim of any Buyer Indemnitee (other than Buyer) under this
Section 9.08 may be made and enforced by Buyer on behalf of such Buyer
Indemnitee.

         SECTION 9.09. Merger Consideration Adjustment and Interest. Any amount paid by RII or Parent under Section 9.08 will be treated as an adjustment to the cash portion of the Rust Merger Consideration unless a Final Determination causes any such amount not to constitute such an adjustment for Federal Tax purposes. In such event, RII or Parent shall pay an amount that reflects the hypothetical Tax consequences of the receipt of such payment, using the maximum corporate statutory rate (or corporate rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year, reflecting, for example, the effect of deductions available for interest paid or accrued and for Taxes such as state and local income Taxes.



                                   ARTICLE 10
                               EMPLOYEE BENEFITS

         SECTION 10.01. Employee Benefits Definitions. The following terms, as used herein, have the following meanings:

          "BENEFIT ARRANGEMENT" means any employment, severance or similar contract or policy, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock options or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance, post- employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that (i) is not an Employee Plan or a Multiemployer Plan, (ii) is entered into or maintained, as the case may be, by WMX, Parent, the Company, any Subsidiary or any of their respective ERISA Affiliates and
(iii) covers any United States employee of the Company or any Subsidiary or former United States employee of the Company or any Subsidiary by virtue of his or her employment with the Company or any Subsidiary.

          "EMPLOYEE PLAN" means any "employee benefit plan", as defined in
Section 3(3) of ERISA (other than a Multiemployer Plan), that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by WMX, Parent, the Company, any Subsidiary or any of their respective ERISA Affiliates and (iii) covers any employee of the Company or any Subsidiary or former employee of the Company or any Subsidiary by virtue of his or her employment with the Company or any Subsidiary.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

          "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "INTERNATIONAL PLAN" means any employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within 30 days without liability of WMX, Parent, the Company, its Subsidiaries or any of their respective ERISA Affiliates), or any plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, Multiemployer Plan or a Benefit Arrangement, (ii) is maintained or contributed to by WMX, Parent, the Company, any Subsidiary or any of their respective ERISA Affiliates and (iii) covers any employee of the Company or any Subsidiary or former employee of the Company or any Subsidiary by virtue of his or her employment with the Company or any Subsidiary.

          "MULTIEMPLOYER PLAN" means each employee benefit plan that is a multiemployer plan, as defined in Section 3(37) of ERISA and that is contributed to by RII, Parent, the Company, any Subsidiary, or any of their respective ERISA Affiliates and covers any United States employee of the Company or any Subsidiary or former employee of the Company or any Subsidiary by virtue of his or her employment with the Company or any Subsidiary.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "TITLE IV PLAN" means an Employee Plan subject to Title IV of ERISA.

         SECTION 10.02. Employee Benefit Plans. (a) Schedule 10.02 identifies each Employee Plan and Multiemployer Plan. RII has furnished to the DLJ

Entities and Carlisle copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan. Schedule 10.02 identifies each Employee Plan which is maintained in connection with any trust described in Section 501(c)(9) of the Code. No Employee Plan is a Title IV Plan or subject to Section 412 of the Code.

          (b) As of August 31, 1996, the aggregate unfunded liability of the Company and its Subsidiaries in respect of all Employee Plans or Benefit Arrangements described under Sections 4(b)(5) or 401(a)(1) of ERISA, computed using reasonable actuarial assumptions and determined as if all benefits under such plans were vested and payable as of such date, did not exceed $10,000.

          (c) To the knowledge of RII and Parent, no transaction prohibited by
Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any employee benefit plan or arrangement which is covered by Title I of ERISA, which transaction has caused or will cause the Company or any of its Subsidiaries to incur a material liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption. Neither the Company nor any ERISA Affiliate of the Company has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Closing Date, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could become a material liability of the Company or any Subsidiary or Buyer after the Closing Date. The Company and its Subsidiaries have made all required contributions to any Multiemployer Plans and any other plans or trusts maintained pursuant to the terms of any collective bargaining agreement in a timely manner. As of prior to the Closing Date, no condition exists or will exist that presents a material risk of complete or partial withdrawal from any Multiemployer Plan which could result in the Company, any Subsidiary or the Buyer or any ERISA Affiliate of Buyer incurring a material withdrawal liability within the meaning of Section 4201 of ERISA prior to or after the Closing Date. The assets of the Company and all of its Subsidiaries are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of any of WMX, RII, Parent, their respective ERISA Affiliates, the Company or any Subsidiary to make timely installments or other payments required under

Section 412 of the Code. If a "complete withdrawal" by WMX, RII, Parent and all of their respective ERISA Affiliates were to occur as of the Effective Time with respect to all Multiemployer Plans, the Company and the Subsidiaries would not be subject to an aggregate withdrawal liability under Title IV of ERISA in excess of $4 million minus the product of $100,000 times the number of Multiemployer Plans with respect to which RII has received or, prior to the Closing Date, will receive a letter confirming that there is no withdrawal liability. RII shall furnish to Buyer any letter received with respect to the funded status of any Multiemployer Plan promptly upon such receipt. Schedule
10.02 identifies each Multiemployer Plan with respect to which RII has received such a letter.

          (d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and neither RII nor Parent is aware of any changes since the date of such determination that would adversely effect such determination; each trust created under any such Plan has been determined by the IRS to be exempt from tax under Section 501(a) of the Code and neither RII nor Parent is aware of any changes since the date of such determination that would adversely effect such determination. WMX has provided Buyer with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

          (e) Schedule 10.02 identifies each Benefit Arrangement. RII has furnished to the DLJ Entities and Carlisle copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements and all amendments thereto and written interpretations thereof). Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities.

          (f) Neither the Company nor any Subsidiary has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Subsidiary, except as required to avoid excise tax under
Section 4980B of the Code.

          (g) Other than as provided to the Buyer, the DLJ Entities or Carlisle, there has been no amendment to, written interpretation of or announcement (whether or not written) by WMX, RII, Parent or any of their respective ERISA Affiliates or the Company or any Subsidiary relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense to the Company or any Subsidiary of maintaining such Employee Plan or Benefit Arrangement above the level of the expense to the Company or any Subsidiary incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

          (h) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

          (i) There has been no material failure of a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Code
Section 4980B(f) with respect to a qualified beneficiary (as defined in Section 4980B(g)). Neither the Company nor any of its Subsidiaries has contributed to a nonconforming group health plan (as defined in Section 5000(c)) and no ERISA Affiliate of the Company or any of its Subsidiaries has incurred a tax under
Section 5000(a) which is or could become a material liability of the Company or any of its Subsidiaries.

          (j) No employee or former employee of the Company or any Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby other than pursuant to the Employment Security Agreements, copies of which have been previously delivered to Buyer, the DLJ Entities or Carlisle and other than the acceleration of the exercisability of outstanding stock options.

         (k) Schedule 10.02 identifies each International Plan. RII has furnished to Buyer copies of each International Plan. Each International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. Except as disclosed in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether of not written) relating to, or change in employee participation or coverage under, any International Plan that would increase materially the expense of maintaining such International Plan above the level of expense incurred in respect thereof for the fiscal year ended prior to the date hereof. According to the actuarial assumptions and valuations most recently used for the purpose of funding each International Plan, as of August 31, 1996 the total amount or value of the funds available under such International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein who are employees or former employees of the Company or any Subsidiary.

         SECTION 10.03. Company's Employee Benefit Plans. (a) Except as expressly set forth herein or in the Transitional Services Agreement or as may be required under any collective bargaining agreement, RII and/or its Affiliates shall retain all liabilities and obligations in respect of benefits accrued as of the Closing Date by employees or former employees of the Company and its Subsidiaries ("EMPLOYEES") (including any beneficiary or dependent thereof) under the Employee Plans, Benefit Arrangements and International Plans, including without limitation, (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to claims incurred (whether or not reported), on or prior to the Closing Date and (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to the period prior to the Closing Date, including liability for any retroactive workman's compensation premiums attributable to such period, and neither the Rust Surviving Corporation nor any of its Affiliates shall have any liability with respect to any of the foregoing. Except as expressly set forth herein, no assets of any Employee Plan, Benefit Arrangement or International Plan shall be transferred to the Rust Surviving Corporation or any of its Affiliates or to any plan of the Rust Surviving Corporation or any of its Affiliates. Accrued benefits or account balances of Employees under the Employee Plans, Benefit Arrangements and International Plans shall be fully vested as of the Closing Date.

         (b) With respect to any Employee (including any beneficiary or dependent thereof) who is not actively employed on the Closing Date due to a disability under any Employee Plan, Benefit Arrangement or International Plan, RII shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such person, to the extent that such claims and expenses are covered by an Employee Plan, Benefit Arrangement or International Plan.

         (c) Notwithstanding the foregoing, the Rust Surviving Corporation shall retain any obligations with respect to the Employees under the Management Incentive Bonus Plan, the Sales Incentive Bonus Plan, the Pay for Performance Bonus Plan, the Wheelabrator-Rust Supplemental Benefit Plan and, the

Employment Security Agreements; provided that (i) in each case that proportional accruals through the Closing Date have been made and (ii) RII shall pay the Transaction Bonus (as defined in the Employment Security Agreements) when and as due pursuant to the Employment Security Agreements.

         SECTION 10.04. Individual Account Plan. No assets of the
Wheelabrator-Rust Savings and Retirement Plan shall be transferred to the Rust Surviving Corporation and RII shall retain all liabilities and obligations with respect to such Plan.

         SECTION 10.05. Plans Following the Closing. The Rust Surviving Corporation will give the Employees full credit for purposes of eligibility, vesting and benefit accrual under any plans or arrangements maintained by the Rust Surviving Corporation following the Closing Date for such Employees' service recognized for such purposes under the Employee Plans, Benefit Arrangements and International Plans. Any welfare plan established by the Rust Surviving Corporation shall not impose any pre-existing conditions or evidence of insurability on any Employee (including any beneficiary or dependent thereof).



                                   ARTICLE 11
                         CONDITIONS TO THE TRANSACTIONS

         SECTION 11.01. Conditions to Obligations of All Parties. The obligations of the parties hereto to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions:

                  (i) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated hereby.

                  (ii) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay any of the Mergers shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

                  (iii) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Transactions shall have been taken, made or obtained.

         SECTION 11.02. Conditions to Obligations of Buyer, Merger Sub One, Merger Sub Two and Canadian Sub. The obligation of each of Buyer, Merger Sub One, Merger Sub Two and Canadian Sub to consummate the Transaction to which such Person is a party shall be subject to the simultaneous completion of the other Transactions and to the satisfaction of the following further conditions:

           (a) (i) Each of RII, Parent, the Company, Rust Sub One and Rust Sub Two shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time,
(ii) the representations and warranties of RII and Parent contained in this Agreement and in any certificate or other writing delivered by RII, Parent or the Company pursuant hereto shall be true in all material respects at and as of the Effective Time, as if made at and as of such time (it being understood that where any such representation and warranty already includes a Material Adverse Effect or materiality exception, no further materiality exception is to be permitted by this clause 11.02(a)), and (iii) Buyer shall have received certificates signed by an officer of each of RII, Parent and the Company to the foregoing effect.

          (b) There shall not be threatened, instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, (i) seeking to restrain or prohibit the ownership or operation by Holdings, Buyer, Merger Sub One, Merger Sub Two or Canadian Sub of all or any material portion of the business or assets of the Company, Rust Sub One, Rust Sub Two, or Rust Canada, respectively, or to compel the Company, Rust Sub One or Rust Sub Two to dispose of all or any material portion of its business or assets, (ii) seeking to impose or confirm material limitations on the ability of any DLJ Entity or Carlisle or any of their Affiliates effectively to exercise full rights of ownership of the Holdings Shares or Preferred Stock to be purchased by the DLJ Entities and Carlisle pursuant to
Section 2.05 or (iii) seeking to require divestiture by any DLJ Entity or Carlisle or any of their Affiliates of any of such Holdings Shares or Preferred Stock.

          (c) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed (where, in the reasonable judgment of any DLJ Entities or Carlisle, there is a reasonable likelihood that such proposal will be enacted), enacted, enforced, promulgated, issued or deemed applicable to the purchase of their Holdings Shares or Preferred Stock or to any of the Transactions, by any court, government or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of any DLJ Entity or Carlisle has a reasonable likelihood of, directly or indirectly, resulting in any of the consequences referred to in clauses (i) through (iii) above of Section 11.02(b) above.

          (d) Buyer shall have received opinions of Bell, Boyd & Lloyd and Jeffrey Everett, Esq., counsel of RII, Parent, the Company Rust Sub One and Rust Sub Two, dated the date of the Mergers in substantially the form of Annex
F. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of RII, Parent, the Company or any Subsidiary, copies of which certificates shall be contemporaneously delivered to Buyer.

          (e) Each of the Transaction Documents to be executed as of the Effective Time shall have been executed and delivered by the parties thereto other than the DLJ Entities, Carlisle, Holdings, Buyer, Merger Sub One, Merger Sub Two and Canadian Sub and assuming due execution and delivery by the DLJ Entities, Carlisle, Holdings, Buyer, Merger Sub One, Merger Sub Two and Canadian Sub, each such Transaction Document shall be in full force and effect. The Guaranty and Non-Competition Agreement shall be in full force and effect.

          (f) All obligations of the Company or any of its Subsidiaries to pay any premiums or other amounts to RII, Parent or any Affiliate in respect of insurance or self insurance arrangements shall have terminated.

          (g) RII shall have delivered to Buyer a certification for the Company and signed by an officer of the Company to the effect that the Company is not nor has it been within 5 years of the date hereof a "United States real property holding corporation" as defined in Section 897 of the Code.

          (h) Buyer shall have borrowed from a syndicate of banks at least $175,000,000 on terms satisfactory to each of the DLJ Entities and Carlisle, in their sole discretion.

          (i) Buyer shall have received certification signed by Parent to the effect that Parent is not a "foreign person" as defined in Section 1445 of the Code.

          (j) Buyer shall have received all documents it may reasonably request relating to the existence of WMX, RII, Parent, the Company and the Subsidiaries and the authority of WMX, Parent and the Company, Rust Sub One and Rust Sub Two for this Agreement, all in form and substance reasonably satisfactory to each of the DLJ Entities and Carlisle.

          (k) Neither the DLJ Entities nor Carlisle shall have any reasonable basis to believe that the Company will be unable to prepare the Audited Financial Statements or to receive an unqualified report of the Company's independent certified public accountants thereon.

          (l) Buyer shall have received evidence satisfactory to it in its own discretion that the Company no longer owns, stores or controls any property or equipment that prior to the Effective Time was owned, stored by or under the control of the Company or any Subsidiary that is contaminated or potentially contaminated by or contains any radioactive substance or similar Hazardous Substance.

          (m) Neither the Company nor any of its Subsidiaries shall have any liability for debt for borrowed money (including, without limitation, any liability as a guarantor of any such debt).

         SECTION 11.03. Conditions to Obligation of the Company, Rust Sub One and Rust Sub Two. The obligation of each of the Company, Rust Sub One and Rust Sub Two to consummate the Transactions to which such Person is a party is subject to the simultaneous completion of the other Transactions and to the satisfaction of the following further conditions:

          (a) (i) Each of Holdings, Buyer, Merger Sub One, Merger Sub Two, Canadian Sub, each DLJ Entity and Carlisle shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Holdings, Buyer, Merger Sub One, Merger Sub Two, Canadian Sub, each DLJ Entity and Carlisle contained in this Agreement and in any certificate or other writing delivered by Buyer, Merger Sub One, Merger Sub Two, Canadian Sub, any DLJ Entity or Carlisle pursuant hereto shall be true in all material respects at and as of the Effective Time, as if made at and as of such time (it being understood that where any such representation and warranty already includes a Material Adverse Effect or materiality exception, no further materiality exception is to be permitted by this clause 11.03(a)), and (iii) the Company shall have received a certificate signed by the an appropriate officer of Buyer to the foregoing effect.

          (b) There shall not be threatened, instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign seeking to restrain or prohibit the ownership or operation by the Company of all or any material portion of its business or assets or to compel the Company to dispose of all or any material portion of its business or assets.

          (c) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed (where, in the reasonable judgment of RII, there is a reasonable likelihood that such proposal will be enacted), enacted, enforced, promulgated, issued or deemed applicable to any of the Transactions, by any court, government or governmental authority or agency, domestic or foreign that, in the reasonable judgment of RII has a reasonable likelihood of, directly or indirectly, resulting in any of the consequences referred to in
Section 11.03(b) above.

          (d) Each of the Transaction Documents to be executed as of the Effective Time shall have been executed and delivered by the parties thereto other than WMX, RII, Parent, the Company, Rust Sub One and Rust Sub Two and, assuming due execution and delivery by WMX, RII, Parent, the Company, Rust Sub One and Rust Sub Two each such Transaction Document shall be in full force and effect.

          (e) The Company shall have received all documents it may reasonably request relating to the existence of Holdings, Buyer, Merger Sub One, Merger Sub Two, Canadian Sub, the DLJ Entities and Carlisle and the authority of Buyer, the DLJ Entities and Carlisle for this Agreement, all in form and substance reasonably satisfactory to the Company.

          (f) Parent and RII shall have received an opinion of Davis Polk & Wardwell, special counsel to the DLJ Entities, substantially in the form set forth in Annex G.

                                   ARTICLE 12
                           SURVIVAL; INDEMNIFICATION

         SECTION 12.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Transactions until two years after the Closing Date; provided that (i) the representations and warranties contained in Sections 4.22 and 4.23 and in
Article 10 shall survive until eight years after the Closing Date and (ii) the representations and warranties contained in Section 4.05 and in Article 9 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later. Except as provided in the following sentence, no claim for indemnification pursuant to Section 12.02 or Article 9 based upon the inaccuracy of any representation or warranty may be asserted after such representation or warranty has expired pursuant to the previous sentence. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         SECTION 12.02. Indemnification. (a) Parent hereby indemnifies Holdings, Buyer, each DLJ Entity and Carlisle and, effective at the Effective Time, without duplication, the Rust Surviving Corporation or any Subsidiary against and agrees to hold them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") reasonably suffered or incurred by any DLJ Entity, Carlisle, Holdings, Buyer, the Rust Surviving Corporation or any Subsidiary arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by RII, Parent or the Company pursuant to this Agreement (other than pursuant to the matters referred to in Section 12.02(b) or Article 9 with respect to which the indemnification provisions set forth in Section 12.02(b) or Article 9, as the case may be, shall govern); provided that (i) Parent shall not be liable under Section 9.08(a) with respect to Capped Taxes, this Section 12.02(a) or 12.02(b)(i) unless the aggregate amount of Damages with respect to all matters referred to in Section 9.08(a) with respect to Capped Taxes, this Section 12.02(a) and
Section 12.02(b)(i) (such Damages caused by the misrepresentation or breach of any representation, warranty, covenant, or agreement to be calculated or determined without regard to any materiality qualification contained in such representation, warranty, covenant or agreement giving rise to the claim for indemnity hereunder) exceeds $1,000,000 and then only for the amount of such excess and (ii) Parent's maximum liability under this Section 12.02(a) and
Section 12.02(b), together with any amounts paid under Section 9.08(a) in respect of Capped Taxes, shall not exceed $50,000,000; and provided further that all indemnification payments made pursuant to this Section 12.02(a),
Section 12.02(b) or Article 9, for Damages that both (x) are Damages of Holdings, the Rust Surviving Corporation or any of its Subsidiaries, on the one hand, and also Damages of any of the DLJ Entities or Carlisle, on the other hand and (y) are Damages that do not represent out-of-pocket costs or amounts incurred or payable by the DLJ Entities or Carlisle, shall be paid to the Rust Surviving Corporation, without duplication.

          (b) Notwithstanding anything to the contrary in this Agreement, Parent agrees to indemnify the DLJ Entities, Carlisle, Holdings, Buyer and each of its Affiliates, including, effective at the Closing, without duplication, the Company and each Subsidiary, from and against all Damages (including without limitation all reasonable costs and expenses of investigation by engineers, environmental consultants and similar technical personnel), whether accrued, contingent, absolute, determined, determinable or otherwise, incurred or suffered by the DLJ Entities, Carlisle, Holdings, Buyer or any of such Affiliates for a period of eight years following the Closing Date which arise out of or in connection with:

                  (i) matters that (A) relate to the Company or any Subsidiary (including without limitation any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary) and (B) arise under any Environmental Law out of actions occurring or conditions existing on or prior to the Closing Date (including without limitation matters disclosed or required to be disclosed in Section 4.25 of the Disclosure Schedule hereto and matters described in Section 11.02(l)); or

                  (ii) (A) claims against the Company or any Subsidiary by any current or former employee of the Company or any Subsidiary (including, without limitation, workers compensation claims) or (B) third-party claims with respect to injuries from scaffolding, in each case arising out of actions or conditions existing on or prior to the Closing Date.

          (c) Each of Carlisle and each DLJ Entity, severally but not jointly, hereby indemnifies, without duplication, RII, Parent, the Company and, effective at the Effective Time, the Rust Surviving Corporation or any Subsidiary against and agrees to hold them harmless from any and all Damages incurred or suffered by RII, Parent, the Company, the Rust Surviving Corporation or any Subsidiary arising out of any misrepresentation or breach of warranty, or any covenant or agreement to be performed, by Buyer prior to the Effective Time, or at any time by such DLJ Entity or Carlisle, as the case may be, pursuant to this Agreement (other than pursuant to Article 9 or 10).

          (d) None of WMX, RII, Parent or any Affiliate of either shall have any right of indemnification, contribution, or subrogation against the Company, the Surviving Corporation or any Subsidiary with respect to any indemnification by RII or Parent pursuant to Article 9 or 12 or WMX pursuant to the Guaranty and Non-Competition Agreement.

         SECTION 12.03. Procedures. The party seeking indemnification under
Section 12.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section
12.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                                   ARTICLE 13

                                  TERMINATION

         SECTION 13.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a)   by mutual written agreement of the Company and Buyer;

          (b) by any of the Company, any DLJ Entity or Carlisle if the Merger shall not have been consummated on or before December 1, 1996; or

          (c) by any of the Company, any DLJ Entity or Carlisle if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         The party desiring to terminate this Agreement shall give notice of such termination to each other party.

         SECTION 13.02. Effect of Termination. If this Agreement is terminated as permitted by Section 13.01, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of the other party, failure to perform a covenant of this Agreement or breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by any other party as a result of such failure or breach. The provisions of Sections 7.01 and 14.03 shall survive any termination hereof pursuant to Section 13.01.



                                   ARTICLE 14

                                 MISCELLANEOUS

         SECTION 14.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to the DLJ Entities, to:

         DLJ Merchant Banking Funding, Inc.
         DLJ Merchant Banking Partners, L.P.
         277 Park Avenue
         New York, NY  10017
         Attention:  David L. Jaffe
         Fax:  (212) 892-7272

and to:

         DLJ International Partners, C.V.
         DLJ Offshore Partners, C.V.
         c/o DLJ Offshore Management N.V.
         John B. Gorsiraweg 6
         Willemstad, Curacao
         Netherlands Antilles
         Attention:  Germain Sprock

with a copy to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, NY 10017
         Attention:  George R. Bason, Jr.
         Fax:  (212) 450-4800

if to Carlisle, to:

         Carlisle Enterprises, L.P.
         7777 Fay Avenue
         Suite 200
         La Jolla, CA 92037
         Attention:  James S. Carlisle
         Fax:  (619) 459-3776

with a copy to:

         Gray, Cary, Ware & Freidenrich
         4365 Executive Drive 1600
         San Diego, CA 92121-2189
         Attention:  Cameron J. Rains
         Fax:  (619) 677-1977
if to Holdings, Buyer, Merger Sub One, Merger Sub Two or Canadian Sub to:

         DLJ Brand Holdings, Inc.
         Brand Scaffold Services, Inc.
         Brand Scaffold Builders
         Brand Scaffold Rental & Erection, Inc.
         702569 Alberta Ltd.
         c/o DLJ Merchant Banking, Inc.
         277 Park Avenue
         New York, NY  10172
         Attention:  David L. Jaffe
         Fax:  (212) 892-7272

         with a copy to the DLJ Entities, Carlisle and to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, NY  10017
         Attention:  George R. Bason, Jr.
         Fax:  (212) 450-4800

if to RII, Parent or the Company to:

         Rust Industrial Services Inc.
         3003 Butterfield Road
         Oak Brook, IL 60521
         Attention: General Counsel
         Fax: (630) 218-1553

         with a copy to WMX and to:

         Bell, Boyd & Lloyd
         Three First National Plaza
         Suite 3300
         70 West Madison Street
         Chicago, IL 60602
         Attention: John T. McCarthy
         Fax: (312) 372-2098
if to WMX, to:

         WMX Technologies, Inc.
         3003 Butterfield Road
         Oak Brook, IL 60521
         Attention: General Counsel
         Fax: (630) 218-1553

         All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 14.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 14.03. Expenses. All costs and expenses incurred in connection with this Agreement by the DLJ Entities, Carlisle, Buyer, Merger Sub One, Merger Sub Two and Canadian Sub (including the reasonable fees and expenses of Davis Polk & Wardwell, counsel to the DLJ Entities) and all reasonable fees and expenses of Bell. Boyd & Lloyd, counsel to WMX, RII, Parent and the Company, not in excess of $100,000 shall be paid by the Rust Surviving Corporation. All other costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 14.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, Carlisle may assign its right to acquire Holdings Shares and Preferred Stock to Carlisle-Brand Investors, L.P., but no such assignment will relieve Carlisle of its obligations hereunder.

         SECTION 14.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

         SECTION 14.06. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14.01 shall be deemed effective service of process on such party.

         SECTION 14.07. Dispute Resolution. If a dispute relating to this Agreement arises between the parties, the following procedure shall be implemented before either party pursues other available remedies, except that a party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

         (a) The parties shall hold a meeting promptly, attended by the persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If not resolved at such meeting, the parties shall continue to attempt in good faith to negotiate a resolution of the dispute for thirty days after such meeting.

         (b) If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, a panel consisting of two independent businessmen, one selected by the DLJ Entities and Carlisle and one selected by Parent, will be required to analyze the nature of the dispute, make a non-binding recommendation, and mediate between the parties all within a 60 day period. The DLJ Entities and Carlisle, on the one hand, and Parent on the other hand will bear equally the costs of the mediation.

         (c) The parties agree to participate in good faith in the mediation and negotiations related thereto. If the parties are not successful in resolving the dispute through the mediation, then the parties may agree to submit the matter to binding arbitration or a private adjudicator, or any party may seek an adjudicated resolution through an appropriate court.

         SECTION 14.08.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES
HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 14.09. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to or shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 14.10. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto.

         SECTION 14.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     DLJ MERCHANT BANKING
                                        PARTNERS, L.P.
                                     By DLJ MERCHANT BANKING, INC.
                                        Managing General Partner


                                     By:  /s/ David Jaffe
                                         ---------------------------
                                         Name:  David Jaffe
                                         Title: Managing Director


                                     DLJ INTERNATIONAL PARTNERS, C.V.
                                     By DLJ MERCHANT BANKING, INC.
                                        Advisory General Partner


                                     By:  /s/ David Jaffe
                                         ---------------------------
                                         Name: David Jaffe
                                         Title: Managing Director


                                     DLJ OFFSHORE PARTNERS, C.V.
                                     By DLJ MERCHANT BANKING, INC.
                                        Advisory General Partner


                                     By: /s/ David Jaffe
                                        ----------------------------
                                        Name: David Jaffe
                                        Title: Managing Director


                                     DLJ MERCHANT BANKING FUNDING, INC.


                                     By: /s/ David Jaffe
                                        ----------------------------
                                        Name: David Jaffe
                                        Title: Managing Director

                                     CARLISLE ENTERPRISES, L.P.


                                     By: /s/ David C. Canecio
                                         ----------------------------
                                         Name: David C. Canecio
                                         Title: Managing Partner

                                     DLJ BRAND HOLDINGS, INC.


                                     By: /s/ David Jaffe
                                         ----------------------------
                                         Name: David Jaffe
                                         Title: President

                                     BRAND SCAFFOLD SERVICES, INC.


                                     By: /s/ David Jaffe
                                         ----------------------------
                                         Name: David Jaffe
                                         Title: President

                                     BRAND SCAFFOLD BUILDERS, INC.


                                     By: /s/ David Jaffe
                                         ----------------------------
                                         Name: David Jaffe
                                         Title: President

                                     BRAND SCAFFOLD RENTAL &
                                     ERECTION, INC.


                                     By: /s/ David Jaffe
                                         ----------------------------
                                         Name: David Jaffe
                                         Title: President

                                     RUST INTERNATIONAL INC.


                                     By: /s/ Victor J. Barnhart
                                         ----------------------------
                                         Name: Victor J. Barnhart
                                         Title: Vice President


                                     RUST INDUSTRIAL SERVICES INC.


                                     By: /s/ Victor J. Barnhart
                                         ----------------------------
                                         Name: Victor J. Barnhart
                                         Title: Vice President


                                     RUST SCAFFOLD SERVICES INC.


                                     By: /s/ Victor J. Barnhart
                                         ----------------------------
                                         Name: Victor J. Barnhart
                                         Title: Vice President

                                     RUST SCAFFOLD BUILDERS INC.


                                     By: /s/ Victor J. Barnhart
                                         ----------------------------
                                         Name: Victor J. Barnhart
                                         Title: Vice President


                                     RUST SCAFFOLD RENTAL
                                       & ERECTION INC.


                                     By: /s/ Victor J. Barnhart
                                         ----------------------------
                                         Name: Victor J. Barnhart
                                         Title: Vice President

                                                                        ANNEX A
                                PROJECT HANGMAN

                      7% HOLDING COMPANY SUBORDINATED NOTES


ISSUE:
                                            Holding Company ("Holdco")

PRINCIPAL AMOUNT:                           $14,500,000

INTEREST:
                                            7% interest per annum on
                                            outstanding principal, payable in
                                            kind or in cash quarterly in
                                            arrears (at the option of the
                                            Company and subject to the
                                            limitations set forth in "Payment
                                            Limitations" below).

MATURITY:
                                            Twelve years from date of issuance.

RANK:
                                                 The Notes will be subordinated
                                                 in right of payment to all
                                                 indebtedness of Holdco
                                                 (including, without
                                                 limitation, all debt incurred
                                                 in connection with the
                                                 transaction).

OPTIONAL PREPAYMENT:                        Subject to the limitations set
                                            forth in "Payment Limitations"
                                            below, the Notes may be prepaid
                                            in whole or in part at any time
                                            at the principal amount prepaid,
                                            plus accrued and unpaid interest
                                            thereon.

PAYMENT LIMITATIONS:                        To the extent permitted under the
                                            then outstanding indebtedness,
                                            borrowings and other agreements,
                                            judgments, orders, decrees and
                                            other applicable legal or
                                            contractual provisions binding on
                                            Holdco and any of its subsidiaries,
                                            if consolidated EBITDA for the
                                            preceding calendar year is greater
                                            than $49.50 million, Holdco will
                                            pay interest in cash and will pay
                                            15% of the consolidated

                                            EBITDA in excess of $49.50 million
                                            up to a maximum amount of $3.0
                                            million in any one year in respect
                                            of amortization of outstanding
                                            principal on the Notes and up to
                                            $1.0 million of accrued and unpaid
                                            interest. For this purpose,
                                            consolidated EBITDA will exclude
                                            EBITDA from businesses acquired
                                            outside of the business of
                                            scaffolding.


                                                 In no event may any amount be
                                                 paid under the Notes if: (1)
                                                 after giving effect to such
                                                 payment, the ratio of
                                                 consolidated EBITDA less the
                                                 payment in question to
                                                 Interest plus the payment in
                                                 question is less than 3.0; (2)
                                                 the Company cannot incur $1 of
                                                 additional indebtedness under
                                                 its existing debt covenants
                                                 after giving effect to the
                                                 payment in question; (3) Total
                                                 Debt/consolidated EBITDA is
                                                 greater than 2.5 to 1 (on a
                                                 pro forma basis after giving
                                                 effect to the payment in
                                                 question); or (4) a default
                                                 would occur as a result of the
                                                 payment in question.

CHANGE OF CONTROL:                               If any of the tests set forth
                                                 in clauses 1 or 3 of the
                                                 previous paragraph are met, or
                                                 the $49.50 million
                                                 consolidated EBITDA hurdle is
                                                 met, and an unrelated third
                                                 party obtains control of the
                                                 Company in a transaction in
                                                 which the original investors
                                                 receive cash consideration at
                                                 least equal to the redemption
                                                 value Opco of the preferred
                                                 stock plus accrued dividends
                                                 thereon plus the original cost
                                                 of the Holdco common stock,
                                                 the Notes may be put to the
                                                 Company at par plus accrued
                                                 and unpaid interest.

                                                                        ANNEX B

                                        SUMMARY OF TERMS


                       14.5% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2007

ISSUER:                     Brand Scaffold Services, Inc. (the "Company").

ISSUE:                      14.5% Senior Exchangeable Preferred Stock (the
                            "Senior Preferred Stock").

FACE AMOUNT:                $25,000,000 (issue price)

MATURITY:                   2007 (11 years).

DIVIDEND RATE:              14.5% effective annual rate payable quarterly.
                            Prior to the end of year five quarterly dividends will accrete on a compound basis (i.e. non-cash pay) and increase the Face Amount of the Senior
                            Preferred Stock. After year five dividends will be payable in cash to the extent permitted under the then outstanding indebtedness, borrowings and other applicable legal or contractual provisions binding on the Company and any of its subsidiaries. To the extent cash dividends are not so permitted, such dividends will accrete on a compound basis. At the election of DLJMB, the accretion feature may be structured as a pay-in-kind feature.

ISSUE PRICE:                100% of face amount.

USE OF
PROCEEDS:                   To finance a portion of the total acquisition price
                            for Rust Scaffold Services Inc. (the "Acquisition").

LIQUIDATION
PREFERENCE:                 The Senior Preferred Stock will have a liquidation
                            preference of $25.00 per share, plus accreted dividends.

CHANGE OF
CONTROL: In the event of a Change of Control (to be defined), each holder of Senior Preferred Stock will have the right to require the Company to repurchase its Senior Preferred

                            Stock at a purchase price equal to 101% of the liquidation preference of the Senior Preferred Stock plus accrued and unpaid cash dividends, if any.

VOTING RIGHTS:              Except as otherwise provided in the Shareholders
                            Agreement, holders of the Preferred Stock will have no general voting rights, except (i) as required by law and (ii) that holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a separate class, will (a) upon the failure of the Company to (1) pay dividends, in cash (following the date on which dividends become payable in cash), for more than six consecutive quarters, (2) satisfy any mandatory redemption obligation (including, without limitation, pursuant to any required Change of Control offer) with respect to the Senior Preferred Stock (regardless of whether the reason for such failure is lack of legally available funds), (3) make any Change of Control offer within 30 days following the Change of Control Date (as defined) related thereto or (4) comply with the covenants contained in "Certain
                            Covenants" below, be entitled to elect two members to the board of directors of the Company, (b) have the right to approve each issuance by the Company of any other class of capital stock or series of preferred stock issued by the Company after the issuance of the Senior Preferred Stock the terms of which specifically provide that such series will rank on a parity with, or senior to, the Senior
                            Preferred Stock, except that without the approval of the holders of Senior Preferred Stock, the Company may issue and have outstanding shares of Parity Securities (as defined) issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Senior Preferred Stock, and (c) have the right to approve certain mergers, consolidations and sales of assets by the Company under certain circumstances where the Company is not the surviving entity in the transaction or the consolidated net worth of the Company immediately after the transaction is less than that of the Company immediately prior to the transaction.

MANDATORY

REDEMPTION:                 The Company is (subject to the legal availability
                            of funds) required to redeem the Senior Preferred
                            Stock on ________, 2007 at a redemption price equal to the liquidation preference per share, plus accrued and unpaid cash dividends, if any, to the date of redemption.

OPTIONAL
REDEMPTION:                 The Senior Preferred Stock is (subject to legal
                            availability of funds) redeemable at any time after ____________, 2001 at the option of the Company, in whole or in part, at certain redemption prices set forth in the Certificate of Designations related thereto plus accrued and unpaid cash dividends, if any, to the date of redemption. In addition, at the option of the Company, prior to _______, 1999, the Company may redeem all (but not less than all) outstanding shares of Senior Preferred Stock at a purchase price equal to 114.5%of the liquidation preference of the Senior Preferred Stock plus accrued and unpaid cash dividends, if any, to the date of redemption with the proceeds of an initial public offering of the Company's common stock.

RANKING: The Senior Preferred Stock will rank senior to (a) all classes of common stock of the Company and (b) each other class of capital stock or series of preferred stock issued by the Company the terms of which specifically provide that such series will rank junior to the Senior Preferred Stock or which do not specify their rank ("Junior Securities").

CERTAIN
COVENANTS:                  The Certificate of Designations for the Senior
                            Preferred Stock will contain certain customary covenants which (i) limit the ability of the Company to redeem or repurchase Junior Securities and pay dividends thereon, (ii) prohibit, under certain circumstances, certain mergers and consolidations, or the sales of assets by the Company, in the manner described under 'Voting
                            Rights' above, and (iii) require the Company to deliver certain reports and information to the holders.

EXCHANGE

FEATURE: The Senior Preferred Stock may, subject to certain conditions, be exchangeable into the Company's 14.5% Subordinated Exchange Debentures due 2007 (the "Exchange Debentures") (which shall have terms similar to those of the Senior Preferred Stock) at the option of the Company and so long as no shares of Senior Preferred Stock are held at the time by DLJMB or its affiliates, in whole or in part, on any scheduled dividend payment date at a rate of one dollar (or fraction thereof) principal amount of Exchange Debentures for each dollar (or fraction thereof) in liquidation preference (and for each dollar (or fraction thereof) of accrued and unpaid cash dividends, if any) of Senior Preferred Stock.

REGISTRATION
RIGHTS/TRANSFER
RESTRICTIONS:               As per Shareholders Agreement.

                                                                        ANNEX C




                             SHAREHOLDERS AGREEMENT

                                  dated as of

                               September 30, 1996

                                     among

                      DLJ MERCHANT BANKING PARTNERS, L.P.,

                       DLJ INTERNATIONAL PARTNERS, C.V.,

                          DLJ OFFSHORE PARTNERS, C.V.,

                       DLJ MERCHANT BANKING FUNDING, INC.

                        CARLISLE-BRAND INVESTORS, L.P.,

                         RUST INDUSTRIAL SERVICES INC.,

                            DLJ BRAND HOLDINGS, INC.

                                      and

                         BRAND SCAFFOLD SERVICES, INC.

                                        TABLE OF CONTENTS

                                                                                             PAGE

                                            ARTICLE 1
                                           DEFINITIONS
SECTION 1.01.  Definitions......................................................................1

                                            ARTICLE 2
                                      CORPORATE GOVERNANCE

SECTION 2.01.  Composition of the Board.........................................................8
SECTION 2.02.  Removal..........................................................................8
SECTION 2.03.  Vacancies........................................................................9
SECTION 2.04.  Actions Requiring Consent of the Rust Directors..................................9
SECTION 2.05.  Termination of Rights and Obligations............................................9
SECTION 2.06.  Action by the Board.............................................................10
SECTION 2.07.  Articles of Incorporation and Bylaws............................................10
SECTION 2.08.  Pre-emptive Rights..............................................................10

                                            ARTICLE 3
                                    RESTRICTIONS ON TRANSFER

SECTION 3.01.  General.........................................................................11
SECTION 3.02.  Legend on Securities............................................................12
SECTION 3.03.  Permitted Transferees...........................................................12
SECTION 3.04.  Restrictions on Transfers.......................................................13

                                            ARTICLE 4
                   RIGHTS OF FIRST OFFER; TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

SECTION 4.01.  Right of First Offer............................................................14
SECTION 4.02.  Right to Participate in a Transfer..............................................16
SECTION 4.03.  Right to Compel Participation in Certain Transfers..............................18

                                            ARTICLE 5
                                       REGISTRATION RIGHTS

SECTION 5.01.  Demand Registration.............................................................20
SECTION 5.02.  Incidental Registration.........................................................23
SECTION 5.03.  Holdback Agreements.............................................................24
SECTION 5.04.  Registration Procedures.........................................................24




                                       i


                                                                                             PAGE

SECTION 5.05.  Indemnification by the Company and OpCo.........................................27
SECTION 5.06.  Indemnification by Participating Shareholders...................................28
SECTION 5.07.  Conduct of Indemnification Proceedings..........................................29
SECTION 5.08.  Contribution....................................................................30
SECTION 5.09.  Participation in Public Offering................................................32

                                            ARTICLE 6
                                 CERTAIN COVENANTS AND AGREEMENT

SECTION 6.01.  Confidentiality.................................................................32
SECTION 6.02.  No Inconsistent Agreements......................................................33

                                            ARTICLE 7
                                          MISCELLANEOUS

SECTION 7.01.  Entire Agreement................................................................33
SECTION 7.02.  Binding Effect; Benefit.........................................................33
SECTION 7.03.  Assignability...................................................................34
SECTION 7.04.  Amendment; Waiver; Termination..................................................34
SECTION 7.05.  Exclusive Financial Advisor and Investment Banking
         Advisor; Management Advisory Fees.....................................................34
SECTION 7.06.  Notices.........................................................................35
SECTION 7.07.  Headings........................................................................37
SECTION 7.08.  Counterparts....................................................................37
SECTION 7.09.  Applicable Law..................................................................37
SECTION 7.10.  Specific Enforcement............................................................37
SECTION 7.11.  Consent to Jurisdiction.........................................................38

                             SHAREHOLDERS AGREEMENT

         AGREEMENT dated as of September 30, 1996 among DLJ Merchant Banking Partners, L.P. ("DLJMB"), DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc.(each of the foregoing, a "DLJ Entity", and collectively, the "DLJ Entities"), Carlisle-Brand Investors, L.P. ("Carlisle"), Rust Industrial Services Inc. ("Rust", and together with the DLJ Entities and Carlisle, the "Institutional Shareholders"), DLJ Brand Holdings, Inc. (the "Company") and Brand Scaffold Services, Inc. ("OpCo").

                             W I T N E S S E T H :

         WHEREAS, pursuant to the Amended and Restated Transaction Agreement dated as of September 18, 1996 (the "Transaction Agreement") among the Institutional Shareholders, Brand Scaffold Builders, Inc., Brand Scaffold Rental & Erection, Inc., 702569 Alberta Ltd., Rust International Inc., Rust Scaffold Services Inc, Rust Scaffold Builders Inc., Rust Scaffold Rental & Erection Inc., the Company and OpCo, certain of the parties hereto, concurrently with the execution of this Agreement, are acquiring securities of the Company and OpCo; and

         WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Transaction Agreement;

         The parties hereto agree as follows:

                                   ARTICLE 15

                                  DEFINITIONS

         SECTION 15.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Adverse Person" means any Person whom the Board considers to be a competitor or potential competitor or to be otherwise adverse to the Company or its Subsidiaries.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Company or OpCo shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company or OpCo. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and

"under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Affiliated Employee Benefit Trust" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

         "Beneficially own" has the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Board" means the board of directors of the Company.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Common Stock" shall mean authorized Common Stock, par value $1.00 per share, of the Company and any stock into which such Common Stock may hereafter be converted or changed.

         "Equity Securities" means Common Stock, Preferred Stock, securities convertible into or exchangeable for Common Stock or Preferred Stock and options, warrants or other rights to acquire Common Stock or Preferred Stock.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fully Diluted" means, with respect to Common Stock or Preferred Stock and without duplication, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for Common Stock or Preferred Stock, as the case may be, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Common Stock or Preferred Stock, as the case may be, or securities convertible into or exchangeable for Common Stock or Preferred Stock, as the case may be, and any Person shall be deemed to own such number of Fully Diluted shares of Common Stock or Preferred Stock, as the case may be, as such Person has the right to acquire from any other Person (including the Company).

         "Initial Common Stock Ownership" means, with respect to any Shareholder, the number of shares of Common Stock beneficially owned by such Shareholder as of the date hereof (or, in the case of any Management Shareholder, as of the date such Shareholder first beneficially owns Common Stock), taking into account any stock split, stock dividend, reverse stock split or similar event.

         "Initial Preferred Stock Ownership" means, with respect to any Shareholder, the number of shares of Preferred Stock beneficially owned by such Shareholder as of the date hereof (or, in the case of any Management Shareholder, as of the date such Shareholder first beneficially owns Preferred Stock), taking into account any stock split, stock dividend, reverse stock split or similar event.

         "Initial Public Offering" means the initial sale after the date hereof of Common Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or any successor form).

         "Management Shareholder" means each individual who is a member of management of the Company or any of its Subsidiaries and who becomes a party to this Agreement, whether pursuant to Section 7.03 or otherwise, so long as such individual beneficially owns any shares of Common Stock or Preferred Stock.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Other Shareholders" means Rust, Carlisle, the Management Shareholders and any other Shareholder other than any DLJ Entity or DLJ Permitted Transferee.

         "Percentage Common Stock Ownership" means, with respect to any Shareholder or any group of Shareholders at any time, (i) the number of shares of Fully Diluted Common Stock that such Shareholder or group of Shareholders owns at such time, divided by (ii) the total number of shares of Fully Diluted Common Stock at such time.

         "Percentage Preferred Stock Ownership" means, with respect to any Shareholder or any group of Shareholders at any time, (i) the number of shares of Preferred Stock that such Shareholder or group of Shareholders owns at such time, divided by (ii) the total number of shares of Preferred Stock outstanding at such time.

         "Permitted Transferee" means:

                  (i) in the case of any DLJ Entity, (A) any other DLJ Entity,
         (B) any general or limited partner of any such entity (a "DLJ Partner"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity which is an Affiliate of any DLJ Partner (collectively, the "DLJ Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of such DLJ Entity or DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (C) (collectively, "DLJ Associates"), (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only such DLJ Entity, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants and (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust designed to conform with the requirements of the Insurance Law of the State of New York; and

                  (ii) in the case of Rust, any Affiliate of Rust that is directly or indirectly a wholly-owned subsidiary of WMX Technologies, Inc.;

                  (iii) in the case of Carlisle, (A) any Affiliate of Carlisle, and (B) the general or limited partners of Carlisle, to the extent transfers to such general and limited partners are made in proportion to their respective interests in Carlisle; and

                  (iv) in the case of any Management Shareholder, (A) the Company, (B) (x) such Shareholder's spouse or (y) such Shareholder's lineal descendants, so long as such Shareholder retains the right to vote such Shares, (C) a Person who acquires Shares from any such Shareholder pursuant to a will or the laws of descent and distribution, and (D) any trust the beneficiaries of which consist only of such Shareholder and/or such Shareholder's spouse and lineal descendants.


         "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Shares" means the shares of Preferred Stock owned by any Shareholder.

         "Preferred Stock" means the authorized 14.5% Senior Exchangeable Preferred Stock of OpCo and any security into which Preferred Stock may hereafter be converted or changed.

         "Public Offering" means an underwritten public offering of Registrable Stock pursuant to an effective registration statement under the Securities Act.

         "Registering Entity" means, in the case of a registration of Common Stock under the Securities Act, the Company and, in the case of a registration of Preferred Stock under the Securities Act, OpCo.

         "Registrable Stock" means any shares of Common Stock and any shares of Preferred Stock until (i) a registration statement covering such shares of Common Stock or Preferred Stock has been declared effective by the SEC and such shares have been disposed of pursuant to such effective registration statement,
(ii) such shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such shares may be sold pursuant to Rule 144(k) or
(iii) such shares are otherwise transferred, the Company or OpCo, as the case may be, has delivered a new certificate or other evidence of ownership for such shares not bearing the legend required pursuant to this Agreement and such shares may be resold without subsequent registration under the Securities Act.

         "Registration Expenses" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Securities), (iii) printing expenses, (iv) internal expenses of the Company and/or OpCo (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and/or OpCo and customary fees and expenses for independent certified public accountants retained by the Company and/or OpCo (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5.04(h) hereof), (vi) the reasonable fees and expenses of any special experts retained by the Company and/or OpCo in connection with such registration, (vii) reasonable fees and expenses of one counsel for the Shareholders participating in the offering, selected by the DLJ Entities in the case of an offering in which any of the DLJ Entities participate, or selected by the Selling Shareholders in any other case involving exercise of registration rights under Sections 5.01 or 5.02, (viii) fees and expenses in connection with any review of underwriting arrangements by the NASD including fees and expenses of any "qualified independent underwriter" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Stock, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Shareholders or any fees and expenses of underwriter's counsel.

         "Rule 144" means Rule 144 (or any successor provision) promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Shares and the Preferred Shares.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means the shares of Common Stock held by any Shareholder.

         "Shareholder" means each Person (other than the Company and OpCo) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 7.03 or otherwise, so long as such Person shall beneficially own any shares of Common Stock or Preferred Stock.

         "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Third Party" means a prospective purchaser of shares in an arm's-length transaction from a Shareholder where such purchaser is not a Permitted Transferee of such Shareholder.

         "Underwritten Public Offering" means a firmly underwritten Public Offering.

          (b) The terms "DLJ Entities", "Carlisle", "Rust" and "Management Shareholder", to the extent any of such entities shall have transferred any of their Securities to their respective Permitted Transferees, shall mean, respectively, (i) the DLJ Entities and their Permitted Transferees to which any of the DLJ Entities shall have transferred any Securities (the "DLJ Permitted Transferees"), (ii) Carlisle and its Permitted Transferees to which Carlisle shall have transferred any Securities (the "Carlisle Permitted Transferees"),
(iii) Rust and its Permitted Transferees to which Rust shall have transferred any Securities (the "Rust Permitted Transferees") and (iv) the relevant Management Shareholder and its

Permitted Transferees to which such Management Shareholder shall have transferred any Securities (such Management Shareholder's "Management Shareholder Permitted Transferees"), in each case taken together, and any right or action that may be taken at the election of the DLJ Entities, Carlisle, Rust or any Management Shareholder, as the case may be, may be taken at the election of the DLJ Entities and the DLJ Permitted Transferees, Carlisle and the Carlisle Permitted Transferees, Rust and the Rust Permitted Transferees, and the relevant Management Shareholder and its Management Shareholder Permitted Transferees, as the case may be, provided that such Permitted Transferees have agreed to be bound by the terms of this Agreement.

          (c) Each of the following terms is defined in the Section set forth opposite such term:

         Term                                              Section

         Additional Securities                             4.03(a)
         Cause                                             2.02
         Claim Costs                                       7.05
         Confidential Information                          6.01(b)
         Demand Registration                               5.01(a)
         DLJSC                                             7.05
         Drag-along Agreement                              4.03(a)
         Drag-along Notice                                 4.03(a)
         Drag-along Notice Period                          4.03(a)
         Drag-along Sale                                   4.03(a)
         Drag-along Sale Price                             4.03(a)
         Drag-along Securities                             4.03(a)
         Holders                                           5.01(a)(ii)
         Incidental Registration                           5.02(a)
         Indemnified Party                                 5.07
         Indemnifying Party                                5.07
         Inspectors                                        5.04(g)
         Issuing Entity                                    2.08
         Maximum Offering Size                             5.01(d)
         Nominee                                           2.03(a)
         Participating Securities                          4.02(a)
         Purchase Securities                               4.02(a)
         Records                                           5.04(g)
         Representatives                                   6.01(b)
         Section 2.08 Notice                               2.08
         Section 3.04(b) Pro Rata Portion                  3.04(b)
         Section 4.01 Offer                                4.01(b)

         Section 4.01 Offer Notice                         4.01(a)
         Section 4.01 Offer Period                         4.01(b)
         Section 4.01 Sale                                 4.01(a)
         Section 4.01 Sale Price                           4.01(a)
         Section 4.01 Seller                               4.01(a)
         Selling Institution                               4.02(a)
         Selling Shareholder                               5.01(a)
         Subject Shares                                    4.01(a)
         Tag-along Notice                                  4.02(a)
         Tag-along Notice Period                           4.02(a)
         Tag-along Pro Rata Portion                        4.02(a)
         Tag-along Sale                                    4.02(a)
         Tag-along Sale Price                              4.02(a)
         Tag-Shareholder                                   4.02(a)
         transfer                                          3.01(a)

         (d) Capitalized terms used herein and not otherwise defined herein shall have the meanings herein that are assigned to such terms in the Transaction Agreement.

                                   ARTICLE 16

                              CORPORATE GOVERNANCE

         SECTION 16.01. Composition of the Board. The Board shall consist of seven members, of whom two (including the Chairman) shall be designated by DLJMB, one shall be designated by each DLJ Entity other than DLJMB, one shall be designated by Carlisle and one shall be designated by Rust. Each Shareholder entitled to vote for the election of directors to the Board agrees that it will vote its Shares or execute consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

         SECTION 16.02. Removal. Any director designated by a Shareholder as set forth in Section 2.01 may be removed by such Shareholder. Each Shareholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Shares in favor of the removal of any director who shall have been designated or nominated pursuant to
Section 2.01 unless such removal shall be for Cause or the Person entitled to designate or nominate such director shall have consented to such removal in writing. Removal for "Cause" shall mean removal of a director because of such director's (a) willful and continued failure to substantially perform his or her duties with the Company in his established position, (b) willful conduct which is significantly injurious to the Company, monetarily or otherwise, or
(c) conviction for, or guilty plea to, a felony. Subject to Section 2.05, nothing contained in this Section 2.02 shall affect the right of any Shareholder to designate members of the Board pursuant to Section 2.01.

         SECTION 16.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy on the Board:

         (a) the Person entitled under Section 2.01 to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy, or its Permitted Transferees, may, subject to the provisions of Sections 2.01 and 2.05, designate another individual (the "Nominee") to fill such capacity and serve as a director of the Company; and

         (b) each Shareholder then entitled to vote for the election of the Nominee as a director of the Company agrees that it will vote its Shares, or execute a written consent, as the case may be, in order to ensure that the Nominee be elected to the Board.

         SECTION 16.04. Actions Requiring Consent of the Rust Directors. Until such time as the number of Shares owned by Rust is less than 50% of Rust's Initial Common Stock Ownership, neither the Company nor OpCo shall take or commit to take any of the following actions without the affirmative approval of
(x) a majority of the Board of Directors and (y) the director appointed by
Rust:

                  (i) materially change the nature of the business conducted by the Company and its Subsidiaries from that conducted by Rust Scaffold Services Inc. and its Subsidiaries prior to the Effective Time; or

                  (ii) (1) dissolve or liquidate, or adopt any plan of dissolution or liquidation, or (2) consent to or commence any suit, proceeding or other action (or file a petition) or consent to a petition under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or similar relief of debtors.

         SECTION 16.05. Termination of Rights and Obligations. The right to designate one or more members of the Board pursuant to this Article 2 shall terminate (i) as to Rust, at such time as Rust owns Shares in an amount less than 5% of Rust's Initial Common Stock Ownership, (ii) as to Carlisle, at such time as Carlisle owns Shares in an amount less than 5% of Carlisle's Initial Common Stock Ownership, and (iii) as to DLJMB and the DLJ Entities, at such time as the DLJ Entities own Shares in an amount less than 5% of the Initial Common Stock Ownership of the DLJ Entities. The obligations imposed on Shareholders to give effect to the rights to designate directors set forth in Section 2.01 shall terminate as to any Person when such Person's right to designate a director is terminated.

         SECTION 16.06. Action by the Board. A quorum of the Board shall consist of five directors. Except as provided in Section 2.07, all actions of the Board shall require the affirmative vote of at least a majority of the directors at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board; provided that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy. Written notice of any meeting of the board of directors will be sent to each director not less than 15 days prior to such meeting, specifying the date, time and location of such meeting.

         SECTION 16.07. Articles of Incorporation and Bylaws. Each Shareholder shall vote its Shares, and shall take all other actions necessary, to ensure that the Company's Articles of Incorporation and Bylaws facilitate and do not at any time conflict with any provision of this Agreement.

         SECTION 16.08. Pre-emptive Rights. The Company or, in the case of an issuance of Preferred Stock, OpCo, (the "Issuing Entity") shall provide each Institutional Shareholder with written notice (a "Section 2.08 Notice") of any proposed issuance by the Issuing Entity of Equity Securities at least 60 days prior to the proposed issuance date. Such notice shall specify the price at which the Equity Securities are to be issued and the other material terms of the issuance. Each Institutional Shareholder shall be entitled to purchase, at the price and on the terms specified in such Section 2.08 Notice, up to a number of shares (or amount) of the Equity Securities equal to the number of shares (or amount) of Equity Securities proposed to be issued multiplied by a fraction, the numerator of which is the number of Fully Diluted Shares (or Fully Diluted Preferred Shares, in the case of an issuance of Preferred Stock) owned by the relevant Institutional Shareholder immediately prior to such issuance, and the denominator of which is the total number of shares of Fully Diluted Common Stock (or Fully Diluted Preferred Stock, in the case of an issuance of Preferred Stock) as of immediately prior to such issuance. An Institutional Shareholder may exercise its rights under this Section 2.08 by delivering written notice of its election to purchase Equity Securities to the Issuing Entity within 30 days of receipt of the Section 2.08 Notice. A delivery of such a written notice (which notice shall specify the number of shares (or amount) of Equity Securities to be purchased by the Shareholder submitting such notice) by a Shareholder shall constitute a binding agreement of such Shareholder to purchase, at the price and on the terms specified in the Section
2.08 Notice, the number of shares (or amount) of Equity Securities specified in such Shareholder's written notice. In the case of any issuance of Equity Securities, the Issuing Entity shall have 90 days from the date of the

Section 2.08 Notice to consummate the proposed issuance of any or all of such Equity Securities which the Institutional Shareholders have not elected to purchase at the price and upon terms that are not materially less favorable to the Issuing Entity than those specified in the Section 2.08 Notice. At the consummation of such issuance, the Issuing Entity shall issue certificates representing the Equity Securities to be purchased by each Institutional Shareholder exercising preemptive rights pursuant to this Section 2.08 registered in the name of such Shareholder, against payment by such Shareholder of the purchase price for such Equity Securities. If the Issuing Entity proposes to issue Equity Securities after such 90 day period, it shall again comply with the procedures set forth in this Section 2.08. Notwithstanding the foregoing, no Shareholder shall be entitled to purchase Equity Securities as contemplated by this Section 2.08 in connection with issuances of Equity Securities (i) to employees of the Company or any Subsidiary of the Company pursuant to employee benefit plans or arrangements (including upon the exercise of employee stock options), (ii) in connection with an Initial Public Offering,
(iii) in connection with any bona fide, arm's-length restructuring of outstanding debt of the Company or any Subsidiary of the Company or (iv) in connection with any bona fide, arm's -length direct or indirect merger, acquisition or similar transaction. Neither the Company nor OpCo shall be under any obligation to consummate any proposed issuance of Equity Securities, regardless of whether it shall have delivered a Section 2.08 Notice in respect of such proposed issuance. The provisions of this Section 2.08 shall terminate upon the consummation of any Initial Public Offering.



                                   ARTICLE 17

                            RESTRICTIONS ON TRANSFER

         SECTION 17.01. General. (a) Until the earlier of (i) the tenth anniversary of the date hereof and (ii) the first date on which (A) the number of Shares held by the DLJ Entities is below 5% of the Initial Common Stock Ownership of the DLJ Entities and (B) the number of shares of Preferred Stock held by the DLJ Entities is below 5% of the Initial Preferred Stock Ownership of the DLJ Entities, no Shareholder may, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("transfer") any Securities (or solicit any offers to buy or otherwise acquire, or to take a pledge of, any Securities), except as permitted by Section 3.03 or 3.04 and in compliance with applicable federal and state securities laws.

         (b) Any attempt to transfer any Securities not in compliance with this Agreement shall be null and void and the Company or OpCo, as the case may be, shall not, and shall cause any transfer agent not to, give any effect in the stock records of the Company or OpCo, as the case may be, to such attempted transfer.

         SECTION 17.02. Legend on Securities. (a) In addition to any other legend that may be required, each certificate for Securities that is issued to any Shareholder shall bear a legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF ________, 1996, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM [DLJ BRAND HOLDINGS, INC.] [BRAND SCAFFOLD SERVICES, INC.] AND ANY SUCCESSOR THERETO."

         (b) If any shares of Common Stock or Preferred Stock shall cease to be Registrable Stock, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Securities cease to be subject to any and all restrictions on transfer set forth in this Agreement, the Company or OpCo, as the case may be, shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

         SECTION 17.03. Permitted Transferees. Any Shareholder may at any time transfer any or all of its Securities to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder and without compliance with Section 3.04, 4.01 or 4.02 so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement and (b) the transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws.

         SECTION 17.04.  Restrictions on Transfers.  (a)  Except as provided in
Section 3.03, each Institutional Shareholder may transfer its Securities only:

                  (i) in a Public Offering in connection with the exercise of such Shareholder's rights under Article 5 hereof;

                  (ii)  pursuant to Rule 144;

                  (iii) to any Third Party, provided that any such transfer shall at all times be subject to Section 3.04(c) and shall, prior to the fifth anniversary of the date hereof, also be subject to Sections
         4.01 and 4.02; or

                  (iv) in the case of any Tag Shareholder, as permitted by
         Section 4.02 or, in the case of any DLJ Entities, as permitted or required by Section 4.03.

         (b) Except as provided in Section 3.03, each Management Shareholder may transfer its Securities only:

                  (i) as permitted or required by Sections 4.02 or 4.03;

                  (ii) in a Public Offering in connection with the exercise of rights under Article 5 hereof, provided that no Management Shareholder may sell (A) any Securities prior to or in the Initial Public Offering, (B) in the first Public Offering following the Initial Public Offering, more Shares or Preferred Shares than the lesser of
         (x) 50% of the product of (1) the number of Shares or Preferred Shares, as the case may be, beneficially owned by the Management Shareholder immediately prior to such Public Offering multiplied by
         (2) a fraction the numerator of which is the number of Shares or Preferred Shares, as the case may be, to be sold by the Institutional Shareholders in such Public Offering and the denominator of which is the total number of Shares or Preferred Shares, as the case may be, beneficially owned immediately prior to such Public Offering by all Institutional Shareholders (such product, the "Section 3.04 (b) Pro Rata Portion") and (y) 20% of the number of Shares or Preferred Shares, as the case may be, beneficially owned by the Management Shareholder immediately prior to such Public Offering and (C) in each Public Offering thereafter, more Shares or Preferred Shares than the lesser of (x) its Section 3.04(b) Pro Rata Portion and (y) 50% of the Shares or Preferred Shares, as the case may be, held by such Shareholder immediately prior to such Public Offering;

                  (iii) after the first anniversary of the Initial Public Offering, pursuant to Rule 144, provided that until the later of (A) the third anniversary of the Initial Public Offering and (B) the fifth anniversary of the date hereof, such transfer may not reduce the number of Shares or Preferred Shares held by such Shareholder (or occur at a time when the number of Shares or Preferred Shares held by such Shareholder is otherwise) less than such Shareholder's Initial Common Stock Ownership or Initial Preferred Stock Ownership, as the case may be, multiplied by the greater of (x) 50% and (y) that percentage of the aggregate Initial Common Stock Ownership or Initial Preferred Stock Ownership, as the case may be, of all Institutional Shareholders still held by the Institutional
         Shareholders at the time of such transfer; and

                  (iv) after the fifth anniversary of the date hereof, subject to Section 3.04(c), to any Third Party for cash, provided that the aggregate number of Shares or Preferred Shares sold by any Management Shareholder pursuant to this clause (iv) in any 12-month period may not exceed 20% of the number of Shares or Preferred Shares, as the case may be, held by such Shareholder at the beginning of such 12-month period.

         (c) In no event shall any transfers pursuant to Section 3.04(a)(iii) or (b)(iv) be made to an Adverse Person.

                                   ARTICLE 18

           RIGHTS OF FIRST OFFER; TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

         SECTION 18.01. Right of First Offer. (a) If prior to the fifth anniversary of the date hereof, any Institutional Shareholder desires to transfer any Shares to any Third Party as permitted by Section 3.04(a)(iii), such Shareholder (the "Section 4.01 Seller") shall give written notice (a "Section 4.01 Offer Notice") to the Company and the non-transferring Institutional Shareholders that the Section 4.01 Seller desires to effect such a transfer (a "Section 4.01 Sale") and setting forth the number of Shares proposed to be transferred by the Section 4.01 Seller (the "Subject Shares"), the consideration per Share that the Section 4.01 Seller proposes to be paid for such Securities (the "Section 4.01 Sale Price") and any other material terms and conditions sought by the Section 4.01 Seller. Transfers by any Institutional Shareholders of any Preferred Shares or any Shares in connection with a transfer of Preferred Shares shall not be subject to this Section 4.01.

         (b) The giving of an Initial Section 4.01 Offer Notice to the Company and the non-transferring Institutional Shareholders shall constitute an offer (the "Section 4.01 Offer") by the Section 4.01 Seller to sell, first to the other Institutional Shareholders and then to the Company, for cash on the terms set forth in the Initial Section 4.01 Offer Notice the Subject Shares at the applicable Section 4.01 Sale Price. The Section 4.01 Offer shall be irrevocable for 90 days after receipt of the Section 4.01 Offer Notice by the Company and the other Institutional Shareholders (the "Section 4.01 Offer Period"). During the Section 4.01 Offer Period, any of the non-transferring Institutional Shareholders and, to the extent such Institutional Shareholders do not accept the Section 4.01 Offer, the

Company shall have the right to accept the Section 4.01 Offer as to all or a portion of the Subject Shares (provided that the aggregate number of Shares accepted by the non-transferring Institutional Shareholders and the Company at least equals the number of Subject Shares) by giving a written notice of acceptance of the Section 4.01 Seller prior to the expiration of the Section
4.01 Offer Period.

         (c) The Institutional Shareholders or the Company exercising their rights of first offer as to the Subject Shares shall purchase and pay, by bank or certified check or by wire transfer of same day funds, for all Shares accepted within 60 days following the date on which all Subject Shares have been accepted; provided that if the purchase and sale of such Shares is subject to any prior regulatory approval, the time period during which such purchase and sale may be consummated shall be extended (subject to the 90-day period referred to in Section 4.01(d)) until the expiration of five Business Days after all such approvals shall have been received. If the Institutional Shareholders (other than the Section 4.01 Seller) accept the Section 4.01 Offer for an aggregate number of Shares greater than the total number of Subject Shares, then each Institutional Shareholder that accepted the Section 4.01 Offer shall participate in the Section 4.01 Sale with respect to a number of Shares so accepted, multiplied by the total number of Subject Shares and divided by the total number of such Shares accepted by all Institutional Shareholders.

         (d) Upon the earlier to occur of (i) the expiration of the Section
4.01 Offer Period without the Institutional Shareholders and/or the Company electing to purchase all the Subject Shares, or (ii) the failure to obtain any required consent or regulatory approval for the purchase of the Shares subject thereto within 45 days of full acceptance of any Section 4.01 Offer, the
Section 4.01 Seller shall, subject to compliance with Section 4.02, have a 90 day period during which to effect a transfer of any or all of the Subject Shares on substantially the same or more favorable (as to the Section 4.01 Seller) terms and conditions as were set forth in the Section 4.01 Offer Notice at a price in cash not less than 95% of the Section 4.01 Sale Price or, subject to Section 4.01(e), for non-cash consideration. If the Section 4.01 Seller does not consummate the sale of the Subject Shares within such 90-day period, the
Section 4.01 Seller may not prior to the fifth anniversary of the date hereof sell any Shares in accordance with Section 3.04(a)(iii) without repeating the foregoing procedures.

         (e) A Section 4.01 Seller may transfer Shares in accordance with
Section 4.01(d) for consideration other than cash only if the Section 4.01 Seller has first obtained and delivered to each of the other Institutional Shareholders and the Company an opinion of an investment banking firm of national standing indicating the fair market value of the non-cash consideration that the Section 4.01 Seller proposes to accept as consideration for such Shares, together with any cash consideration, is at least equal to 95% of the applicable Section 4.01 Sale Price.

         SECTION 18.02. Right to Participate in a Transfer. (a) If any Institutional Shareholder (the "Selling Institution") proposes to transfer, in one transaction or a series of related transactions, Shares or Preferred Shares constituting 20% or more of the Shares or Preferred Shares, respectively, held by such Shareholder (a "Tag- along Sale"), in each case in a transaction permitted by Section 3.04(a)(iii) and after compliance with Section 4.01, if applicable, the Selling Institution shall provide written notice ("Tag-along Notice") of such proposed Tag-along Sale to the Management Shareholders and the other Institutional Shareholders (the "Tag Shareholders"); provided that none of the rights described in this Section 4.02 shall apply (i) to transfers to Permitted Transferees of the Selling Institution, (ii) to transfers pursuant to a Public Offering or Rule 144, (iii) to transfers of Shares in connection with a transfer of Preferred Shares (unless such transfer of Shares itself constitutes a Tag-along Sale pursuant to the definition thereof) or (iv) unless prior to the proposed transfer the Selling Institution holds, or as a result of the proposed transfer the Selling Institution would hold, less than 50% of the Selling Institution's Initial Common Stock Ownership, in the case of a transfer of Common Stock, or 50% of the Selling Institution's Initial Preferred Stock Ownership, in the case of a transfer of Preferred Stock. The Tag-along Notice shall identify the number of Shares and Preferred Shares subject to the Tag-along Sale, the consideration per Share and per Preferred Share for which a sale is proposed to be made (the "Tag-along Sale Price") and all other material terms and conditions of the proposed Tag-along Sale. Each Tag Shareholder shall, as to Securities held by it, have the option, exercisable by irrevocable written notice to the Selling Institution within 15 days after receipt of the Tag-along Notice (the "Tag-along Notice Period"), to participate in the Tag-along Sale for up to the number of Securities held by such Shareholder as is specified in such notice to the Selling Institution (the "Participating Securities"); provided that if the aggregate number of Shares or Preferred Shares proposed to be sold by the Selling Institution and the Tag Shareholders in such Tag-along Sale exceeds the number of shares of Common Stock or Preferred Stock, as the case may be, that such Third Party is willing to purchase (the "Purchase Securities"), then (i) the number of Shares or Preferred Shares, as the case may be, to be sold by each of the Tag Shareholders participating in such Tag-along Sale shall be the lesser of (A) the number of Shares or Preferred Shares, as the case may be, specified in the written notice to the Selling Institution and (B) an amount equal to its Tag-along Pro Rata Portion of the relevant Purchase Securities and (ii) the number of Shares or Preferred Shares, as the case may be, to be sold by the Selling Institution shall be an amount equal to the number of shares of Common Stock or Preferred Stock, as the case may be, included in the Purchase Securities reduced by the number of Shares or Preferred Shares, as the case may be, to be sold by the participating Tag

Shareholders. "Tag-along Pro Rata Portion" means, with respect to each Tag Shareholder at the time of the Tag-along Sale, (a) with respect to Common Stock, the proportion (expressed as a percentage) that its ownership of Shares bears to all Shares outstanding at such time and (b) with respect to Preferred Stock, the proportion (expressed as a percentage) that its ownership of Preferred Shares bears to all Preferred Shares outstanding at such time. Each participating Tag Shareholder shall deliver to the Selling Institution the certificate or certificates representing the Participating Securities of such Tag Shareholder, together with a limited power-of-attorney authorizing the Selling Institution to transfer such Securities pursuant to the terms and conditions set forth in the Tag-along Notice. Delivery of such certificate or certificates representing the Participating Securities to be transferred and the limited power-of-attorney authorizing the Selling Institution to transfer such Securities shall constitute an irrevocable acceptance of the Tag-along Sale by the Tag Shareholder.

         (b) The consideration per Share and per Preferred Share to be paid to the Selling Institution and each Tag Shareholder participating in the relevant Tag- along Sale shall be the Tag-along Sale Price.

         (c) Promptly after the consummation of the sale of the Participating Securities of the Tag Shareholders pursuant to the Tag-along Sale, the Selling Institution shall notify such Tag Shareholders thereof, shall remit to each of such Tag Shareholders the total consideration for the Participating Securities of each such Tag Shareholder transferred pursuant thereto as computed pursuant to Section 4.02(b), and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Tag Shareholders.

         (d) If at the termination of the Tag-along Notice Period any Tag Shareholder shall not have elected to participate in the Tag-along Sale, such Tag Shareholder will be deemed to have waived any of and all of its rights under this Section 4.02 with respect to the sale of any of its Securities pursuant to such Tag- along Sale. The Selling Institution shall have 120 days following such termination of the Tag-along Notice Period in which to sell the applicable Securities on substantially the same terms and conditions as were contained in the Tag-along Notice, at a price not higher than 105% of the price contained in the Tag-along Notice. Promptly after any sale pursuant to this
Section 4.02, the Selling Institution shall notify the Company of the consummation thereof and shall furnish such evidence of the completion thereof (including time of completion) of such transfer and of the times thereof as the Company may request. If, at the end of such 120-day period, the Selling Institution has not completed the sale of all applicable Securities, the Selling Institution shall return to the Tag Shareholders the limited power-of-attorney (and all copies thereof) together with all certificates representing the Securities which such Tag Shareholders delivered for sale pursuant to this Section 4.02, and all the restrictions on transfer contained in this Agreement with respect to Securities owned by such Tag Shareholders shall again be in effect.

         (e) Notwithstanding anything contained in this Section 4.02, there shall be no liability on the part of the Selling Institution to any Tag Shareholder if the sale of Securities pursuant to this Section 4.02 is not consummated for whatever reason. Any decision as to whether to sell Securities shall be at the Selling Institution's sole and absolute discretion.

         SECTION 18.03. Right to Compel Participation in Certain Transfers. (a) If any or all of the DLJ Entities should transfer (i) Shares or Preferred Shares constituting not less than 30% of the Initial Common Stock Ownership or Initial Preferred Stock Ownership, respectively, of all the DLJ Entities to any Third Party or (ii) Shares and/or Preferred Shares that, together with all Additional Securities (as defined below), constitute more than 30% of the outstanding Common Stock or Preferred Stock, respectively (each, a "Drag-along Sale"), such DLJ Entities may, at their option, require all but not less than all the Other Shareholders to participate in such transfer. Not later than 15 days prior to the proposed date of the Drag-along Sale, the DLJ Entities shall provide written notice of the Drag-along Sale to the Other Shareholders ("Drag-along Notice"). A copy of the agreement pursuant to which such Drag-along Shares are proposed to be transferred (the "Drag-along Agreement"). The Drag-along Notice shall identify the transferee, the number of Shares and/or Preferred Shares subject to the Drag-along Sale, the consideration per Share and/or per Preferred Share for which a transfer is proposed to be made (the "Drag-along Sale Prices") and all other material terms and conditions of the Drag-along Sale. Each Other Shareholder shall be required to participate in the Drag-along Sale on the terms and conditions set forth in the Drag-along Notice and to tender the number of Shares and/or Preferred Shares (the "Drag-along Securities") equal to (i) the number of Shares owned by such Other Shareholder at the time the Drag-along Notice is delivered multiplied by a fraction, the numerator of which is the aggregate number of Shares to be sold by the DLJ Entities in such Drag-along Sale and the denominator of which is the aggregate number of Shares owned by the DLJ Entities at the time the Drag-along Notice is delivered and (ii) the number of Preferred Shares owned by such Other Shareholder at the time the Drag-along Notice is delivered multiplied by a fraction, the numerator of which is the aggregate number of Preferred Shares to be sold by the DLJ Entities in such Drag- along Sale and the denominator of which is the aggregate number of Preferred Shares owned by the DLJ Entities at the time the Drag-along Notice is delivered, as set forth below. Within 10 days following receipt of the Drag-along Notice (the "Drag-along Notice Period"), each Other Shareholder shall deliver in escrow to a representative of the DLJ Entities designated in the Drag-along Notice certificates representing all Drag-along Securities held by such Other Shareholder, duly endorsed, together with all other documents required to be executed in connection with such Drag-along Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Securities pursuant to this Section 4.03(a) at the closing of such Drag-along Sale against delivery to such Other Shareholder of the consideration therefor. In the event that any Other Shareholder should fail to deliver such certificates to the DLJ Entities, the Company or OpCo, as the case may be, shall cause the books and records of the Company or OpCo, as the case may be, to show that such Securities are bound by the provisions of this Section 4.03(a) and that such Securities shall be transferred to the Third Party immediately upon surrender for transfer by such Other Shareholder. "Additional Securities" means with respect to any Drag-along Sale, all Shares and/or Preferred Shares of the Other Shareholders to be included in such Drag-along Sale.

         (b) If, within 120 days after the DLJ Entities give the Drag-along Notice, they have not completed the transfer of all Securities subject to the Drag- along Sale, the DLJ Entities shall return to each Other Shareholder all certificates representing Securities that such Other Shareholder delivered for transfer pursuant hereto, together with any documents in the possession of the DLJ Entities executed by such Other Shareholder in connection with such proposed transfer, and all restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to Securities owned by the Other Shareholders shall again be in effect.

         (c) Promptly after the consummation of the transfer of Securities of the DLJ Entities and the Other Shareholders pursuant to this Section 4.03, the DLJ Entities shall give notice thereof to the Other Shareholders, shall remit to each of the Other Shareholders who have surrendered their certificates the total consideration for the Securities of such Other Shareholders transferred pursuant thereto and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Other Shareholders. The consideration per Share and per Preferred Share to be paid to the DLJ Entities and the Other Shareholders shall be the relevant Drag-along Sale Price.

                                   ARTICLE 19

                              REGISTRATION RIGHTS

         SECTION 19.01. Demand Registration. (a) One or more DLJ Entities or their Permitted Transferees may make a written request and, after the Initial Public Offering, Rust or Carlisle may make a written request (a "Selling Shareholder") that the Company or OpCo, as the case may be, effect the registration under the Securities Act of all or a portion of such Selling Shareholder's Registrable Stock, which request shall specify the intended method of disposition thereof; provided that Rust and Carlisle may make such a request only with respect to the registration of Common Stock. The Registering Entity will promptly give written notice of such requested registration (a "Demand Registration") at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

                  (i) the Registrable Stock which the Registering Entity has been so requested to register by the Selling Shareholders, then held by the Selling Shareholders; and

                  (ii) subject to Section 5.02, all other Registrable Stock which any other Shareholder entitled to request the Registering Entity to effect an Incidental Registration (as such term is defined in Section 5.02) pursuant to Section 5.02 (all such Shareholders, together with the Selling Shareholders, the "Holders") has requested the Registering Entity to register by written request received by the Registering Entity within 15 days after the receipt by such Holders of such written notice given by the Registering Entity, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Stock so to be registered; provided that, subject to Sections 5.01(c) and 5.01(e) hereof, neither the Company nor OpCo shall, individually, be obligated (A) to effect more than one Demand Registration for each of Rust and Carlisle and four Demand Registrations for the DLJ Entities collectively pursuant to this Section 5.01, in each case other than any such Demand Registrations effected on Form S-3, with respect to which there shall be no limitation; (B) to effect a Demand Registration unless the fair market value of the aggregate proceeds expected to be received from the sale of the Registrable Stock requested to be included in such Demand Registration, in the reasonable opinion of DLJMB, equals at least
(x) if such Demand Registration would constitute an Initial Public Offering, $20,000,000 and

(y) in any other Public Offering, $10,000,000 or (C) to effect more than one Demand Registration within any 4 month period.

         Promptly after the expiration of the 15-day period referred to in
Section 5.01(a)(ii) hereof, the Registering Entity will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Stock requested to be included therein. The Selling Shareholders requesting a registration under this Section 5.01(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Registering Entity revoking such request, in which case such request, so revoked, shall be considered a Demand Registration unless such revocation arose out of the fault of the Company or OpCo, in which case such request shall not be considered a Demand Registration. Notwithstanding anything contained in this Agreement to the contrary, nothing herein shall be construed as requiring the Company to register any of its securities other than Common Stock or OpCo to register any of its securities other than Preferred Stock.

         (b) The Registering Entity will pay all Registration Expenses in connection with any Demand Registration.

         (c) A registration requested pursuant to this Section 5.01 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Stock of the Holders included in such registration has actually been sold thereunder); provided that if after any registration statement requested pursuant to this Section 5.01 becomes effective (A) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (B) less than 75% of the Registrable Stock included in such registration statement has been sold thereunder, such registration statement shall be at the sole expense of the Registering Entity and shall not be considered a Demand Registration, unless any such interference referred to in clause (A) of this proviso arose out of the fault of the Selling Shareholders, in which case such registration statement shall be considered a Demand Registration.

         (d) If a Demand Registration involves an Underwritten Public Offering and the managing underwriter shall advise the Registering Entity and the Selling Shareholders that, in its view, (i) the number of shares of Common Stock or Preferred Stock, as the case may be, requested to be included in such registration (including Common Stock and/or Preferred Stock, as the case may be, which the Company proposes to be included which is not Registrable Stock) or (ii) the inclusion of some or all of the Shares and/or Preferred Shares, as the case may be, owned by the Holders, in either case, exceeds the largest number of Shares and/or Preferred Shares, as the case may be, which can be sold without having an adverse effect on such offering, including the price at which such Securities can be sold (the "Maximum Offering Size"), the Registering Entity will include in such registration, in the priority listed below, up to the Maximum Offering Size:

                           (A) first, all Registrable Stock requested to be
                  registered by any Selling Shareholders pursuant to 5.01(a) hereof (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Selling Shareholders on the basis of the relative number of shares of Registrable Stock so requested to be included in such registration);

                           (B) second, all Registrable Stock requested to be
                  included in such registration by any other Holder pursuant to
                  Section 5.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Holders on the basis of the relative number of shares of Registrable Stock so requested to be included in such registration); and

                           (C) third, any Common Stock or Preferred Stock, as
                  the case may be, proposed to be registered by the Registering Entity.

          (e) If, in connection with any Demand Registration pursuant to this
Section 5.01 with respect to Preferred Stock, any Selling Shareholder shall seek to transfer any Common Stock together with shares of Preferred Stock, the Company shall at the request of any such Shareholder effect a registration of such Common Stock as though such Shareholder had validly requested a Demand Registration with respect to such Common Stock pursuant to this Section 5.01, provided that such registration shall not be counted as a Demand Registration for purposes of Section 5.01(a)(A) or Section 5.01(a)(C) and shall not be subject to the restriction set forth in Section 5.01(a)(B).

         SECTION 19.02. Incidental Registration. (a) If the Company proposes to register any of its Common Stock under the Securities Act or OpCo proposes to register any of its Preferred Stock under the Securities Act (in each case, other than a registration (A) in connection with an Initial Public Offering (other than an Initial Public Offering initiated as a Demand Registration), (B) on Form S-8 or S- 4 or any successor or similar forms, (C) relating to Common Stock or Preferred Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or OpCo or
(D) in connection with a direct or indirect merger, acquisition or other similar transaction) whether or not for sale for its own account, it will each such time, subject to the provisions of Section 5.02(b) hereof, give prompt written notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholders' rights under this Section 5.02 and shall offer all Shareholders the opportunity to include in such registration statement such number of shares of Registrable Stock as each such Shareholder may request (an "Incidental Registration"). Upon the written request of any such Shareholder made within 15 days after the receipt of notice from the Registering Entity (which request shall specify the number of shares of Registrable Stock intended to be disposed of by such Shareholder), the Registering Entity will use its best efforts to effect the registration under the Securities Act of all Registrable Stock which the Registering Entity has been so requested to register by such Shareholders, to the extent requisite to permit the disposition of the Registrable Stock so to be registered; provided that (i) if such registration involves an Underwritten Public Offering, all such Shareholders requesting to be included in the Registering Entity's registration must sell their Registrable Stock to the underwriters selected as provided in
Section 5.04(f) on the same terms and conditions as apply to the Registering Entity and the Selling Shareholders and (ii) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Registering Entity shall determine for any reason not to register such stock, the Registering Entity shall give written notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration. No registration effected under this Section 5.02 shall relieve the Registering Entity of its obligations to effect a Demand Registration to the extent required by Section 5.01 hereof. The Registering Entity will pay all Registration Expenses in connection with each registration of Registrable Stock requested pursuant to this Section 5.02.

         (b) If a registration pursuant to this Section 5.02 involves an Underwritten Public Offering (other than in the case of an Underwritten Public Offering requested by any Shareholder in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(d) shall apply) and the managing underwriter advises the Registering Entity that, in its view, the number of shares of Common Stock and/or Preferred Stock, as the case may be, which the Registering Entity and the Selling Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Registering Entity will include in such registration, in the following priority, up to the Maximum Offering Size:

                  (i) first, so much of the Common Stock and/or Preferred Stock, as the case may be, proposed to be registered by the Registering Entity as would not cause the offering to exceed the Maximum Offering Size; and

                  (ii) second, all Registrable Stock requested to be included in such registration by any Shareholder pursuant to Section 5.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Stock so requested to be included in such registration).

         (c) The rights of the Management Shareholders or any of their Permitted Transferees hereunder are subject to the limitations set forth in
Section 3.04(b).

         SECTION 19.03. Holdback Agreements. If any registration of Registrable Stock shall be in connection with an Underwritten Public Offering, each Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Stock, and not to effect any such public sale or distribution of any other common stock of the Company or preferred stock of OpCo or of any stock convertible into or exchangeable or exercisable for any common stock of the Company or preferred stock of OpCo (in each case, other than as part of suchUnderwritten Public Offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date that such managing underwriter and the Registering Entity shall agree (but not to exceed 180 days). Any waiver of any restrictions on sales or distributions referred to in this Section 5.03 shall be effective as to each Shareholder regardless of whether the waiver was in fact requested by, or granted to, only certain Shareholders.

         SECTION 19.04. Registration Procedures. Whenever Shareholders request that any Registrable Stock be registered pursuant to Section 5.01 or 5.02 hereof, the Registering Entity will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

         (a) The Registering Entity will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Registering Entity then qualifies or which counsel for the Registering Entity shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days (or such shorter period in which all of the Registrable Stock of the Holders included in such registration statement shall have actually been sold thereunder).

         (b) The Registering Entity will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Shareholder and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Registering Entity will furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Shareholder.

         (c) After the filing of the registration statement, the Registering Entity will promptly notify each Shareholder holding Registrable Stock covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (d) The Registering Entity will use its best efforts to (i) register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Shareholder holding such Registrable Stock reasonably (in light of such Shareholder's intended plan of distribution) requests and (ii) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Registering Entity and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Stock owned by such Shareholder; provided that the Registering Entity will not be required to
(A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

         (e) The Registering Entity will immediately notify each Shareholder holding such Registrable Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

         (f) The Registering Entity will select, in its sole discretion, the underwriter or underwriters in connection with any Underwritten Public Offering; provided that the DLJ Entities will have the right, in their sole discretion, to select the underwriter or underwriters in connection with any underwritten Demand Registration initiated by any of the DLJ Entities pursuant to Section 5.01. Any Affiliate of any of the DLJ Entities may be selected as underwriter for an Underwritten Public Offering. The Registering Entity will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Stock, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

         (g) The Registering Entity will make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Registering Entity pursuant to this
Section 5.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Registering Entity (collectively, the "Records") as shall be reasonably requested by any such Person, and cause the Registering Entity's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

         (h) The Registering Entity will furnish to each such Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Registering Entity and (ii) a comfort letter or comfort letters from the Registering Entity's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

         (i) The Registering Entity will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         The Registering Entity may require each such Shareholder to promptly furnish in writing to the Registering Entity such information regarding the distribution of the Registrable Stock as the Registering Entity may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         Each such Shareholder agrees that, upon receipt of any notice from the Registering Entity of the happening of any event of the kind described in
Section 5.04(e) hereof, such Shareholder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e) hereof, and, if so directed by the Registering Entity, such Shareholder will deliver to the Registering Entity all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such notice. In the event that the Registering Entity shall give such notice, the Registering Entity shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) hereof to the date when the Registering Entity shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e) hereof.

         SECTION 19.05. Indemnification by the Company and OpCo. The Company (with respect to registrations of Common Stock) and OpCo (with respect to registrations of Preferred Stock) agree to indemnify and hold harmless each Shareholder holding Registrable Stock covered by a registration statement, its officers, directors and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Stock (as amended or supplemented if the Registering Entity shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made in strict conformity with information furnished in writing to the Registering Entity by such Shareholder or on such Shareholder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such Person if it is determined that the Registering Entity has provided such prospectus and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company (with respect to registrations of Common Stock) and OpCo (with respect to registrations of Preferred Stock) also agree to indemnify any underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.05.

         SECTION 19.06. Indemnification by Participating Shareholders. (a) Subject to Section 5.06(b), each Shareholder holding Registrable Stock included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Registering Entity, its officers, directors and agents and each Person, if any, who controls the Registering Entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Registering Entity to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section
5.05 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Subject to Section 5.06(b), each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Registering Entity provided in this Section 5.06. As a condition to including Registrable Stock in any registration statement filed in accordance with Article 5 hereof, the Registering Entity may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

         (b) No Shareholder shall be liable under Section 5.06(a) for any damage thereunder in excess of the net proceeds realized by such Shareholder in the sale of the Registrable Stock of such Shareholder.

         SECTION 19.07. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any and all losses, claims, damages, liabilities and expenses (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

         SECTION 19.08. Contribution. If the indemnification provided for in this Article 5 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Registering Entity and the Shareholders holding Registrable Stock covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect both the relative benefits received by the Registering Entity and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Stock, and the relative fault of the Registering Entity and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Registering Entity on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Registering Entity and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Registering Entity and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Registering Entity and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Registering Entity and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Registering Entity and such Shareholders or by such underwriters. The relative fault of the Registering Entity on the one hand and of each such Shareholder on the other (or of the Registering Entity and the Shareholders holding Registrable Stock covered by a registration statement, on the one hand, and the underwriters, on the other) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, OpCo and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount appliable to the Registrable Stock purchased by such underwriter in such offering exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized on the sale of the Registrable Stock of such Shareholder exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Shareholder's obligation to contribute pursuant to this
Section 5.08 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

         SECTION 19.09. Participation in Public Offering. No Person may participate in any Underwritten Public Offering hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

                                   ARTICLE 20

                        CERTAIN COVENANTS AND AGREEMENT

         SECTION 20.01. Confidentiality. (a) Each Shareholder hereby agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Shareholder's investment in the Company and OpCo. Each Shareholder agrees that it will not use the Confidential Information in any way to the competitive disadvantage of the Company or OpCo. Each Shareholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed (i) to such Shareholder's Representatives (as defined below) in the normal course of the performance of their duties, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject), (iii) to any Person to whom such Shareholder is contemplating a transfer of its Securities (provided that such transfer would not be in violation of the provisions of this Agreement and as long as such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Company and consistent with the provisions hereof) or (iv) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Company, OpCo or any Shareholder.

         (b) "Confidential Information" means any information concerning the Company or OpCo, their financial condition, business, operations or prospects in the possession of or to be furnished to any Shareholder in its capacity as a shareholder of the Company or OpCo or by virtue of its present or former right to designate a director of the Company or OpCo; provided that the term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by such Shareholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as "Representatives") in violation of any of the Transaction Documents (as such term is defined in the Transaction Agreement),
(ii) is or was available to such Shareholder on a nonconfidential basis prior to its disclosure to such Shareholder or its Representatives by the Company or OpCo, (iii) was or becomes available to such Shareholder on a non-confidential basis from a source other than the Company and OpCo, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Shareholder's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the

Company, OpCo or another Person or (iv) information independently developed by such Shareholder without reference to Confidential Information.

         SECTION 20.02. No Inconsistent Agreements. Neither the Company, OpCo nor any Shareholder is presently a party to or will hereafter enter into any agreement with respect to any Securities which is inconsistent with the rights granted to any Shareholder by this Agreement or any other agreements relating to the Securities to which the Shareholders are parties or which otherwise conflicts with the provisions hereof or thereof, or will in the future grant or cause to be granted to any holder or prospective holder of any Securities, any rights relating thereto, including, for example, registration rights, which are, in the aggregate, made available on more favorable terms (including, without limitation, terms which are more favorable than those set forth in
Article 5) to such holder than those granted to the Shareholders hereunder and thereunder, unless the Shareholders are given all of the benefits of such favorable terms and consent thereto.

                                   ARTICLE 21

                                 MISCELLANEOUS

         SECTION 21.01. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the other Transaction Documents and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the other Transaction Documents.

         SECTION 21.02. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 21.03. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company, OpCo or any Shareholder, except in connection with a transfer of securities of the Company or OpCo pursuant to the terms hereof; provided that any Person acquiring Securities who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a Shareholder.

Any Shareholder who ceases to beneficially own any Securities shall cease to be bound by the terms hereof (other than Sections 5.06, 5.07, 5.08 and 6.01).

         SECTION 21.04. Amendment; Waiver; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with the approval of the Board and Shareholders holding or having the right to acquire at least 85% of the Shares.

         (b) In addition, any amendment, modification or termination of any provision of this Agreement (i) that would adversely affect a DLJ Entity may be effected only with the consent of such DLJ Entity and (ii) that is specifically applicable to and adversely affects the interests of one Institutional Shareholder (other than the DLJ Entities) and is not so applicable to or does not so adversely affect the other Institutional Shareholders (other than the DLJ Entities) may be effected only with the consent of such Institutional Shareholder, which consent shall not be unreasonably withheld.

         SECTION 21.05. Exclusive Financial Advisor and Investment Banking Advisor; Management Advisory Fees. During the five-year period beginning on the Effective Date, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), or any Affiliate of DLJSC that the DLJ Entities may choose in their sole discretion, shall be engaged as the exclusive financial and investment banking advisor for the Company on DLJSC's customary terms for similar services. Until the earlier of (i) the last day of the DLJ Ownership Period and (ii) the consummation of the Initial Public Offering, each of DLJ Merchant Banking, Inc. and Carlisle Group, L.P. shall be paid management advisory fees of $250,000 per year, payable in advance in equal installments at the beginning of each fiscal quarter of the Company, and with respect to the period from the Closing Date to the end of the fiscal quarter during which the Closing Date falls, a pro rata amount, payable on the last day of such fiscal quarter. The Company hereby agrees to indemnify and hold harmless each of DLJSC, DLJ Merchant Banking, Inc. and Carlisle Group, L.P., and their respective partners, Affiliates, officers, directors and employees, against any and all loss, liability, expenses, claims, costs, damages and expenses (including reasonable attorneys' fees) ("Claim Costs") relating to or arising from its performance of services pursuant to this Section 7.05 (including any acts or omissions associated therewith); provided that no such Person shall be indemnified to the extent Claim Costs arise as a result of the gross negligence or misconduct of such Person.

         SECTION 21.06. Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by fax (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

         if to the DLJ Entities, to:

                  DLJ Merchant Banking Funding, Inc.
                  DLJ Merchant Banking Partners, L.P.
                  277 Park Avenue
                  New York, New York 10172
                  Attention: David L. Jaffe
                  Fax:  (212) 892-7272
         and to:

                  DLJ International Partners, C.V.
                  DLJ Offshore Partners, C.V.
                  c/o DLJ Offshore Management N.V.
                  John B. Gorsiraweg 6
                  Willemstad, Curacao
                  Netherlands Antilles
                  Attention:  Germaine Sprock
                  MeesPierson Trust (Curacao) N.V.

         with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention:  George R. Bason, Jr.
                  Fax:  (212) 450-4800

         if to the Company or OpCo, to:

                  DLJ Brand Holdings, Inc.
                  Brand Scaffold Services, Inc.
                  c/o DLJ Merchant Banking, Inc.
                  277 Park Avenue
                  New York, NY  10017
                  Attention:  David L. Jaffe
                  Fax:  (212) 892-7272
         with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY  10017
                  Attention:  George R. Bason, Jr.
                  Fax:  (212) 450-4800

         if to Rust, to:

                  Rust Industrial Services Inc.
                  3003 Butterfield Road
                  Oak Brook, IL 60521
                  Attention: General Counsel
                  Fax: (630) 218-1553

         with a copy to:

                  Bell, Boyd & Lloyd
                  Three First National Plaza
                  Suite 3300
                  70 West Madison Street
                  Chicago, IL 60602
                  Attention: John T. McCarthy
                  Fax: (312) 372-2098


         if to Carlisle, to:

                  Carlisle Enterprises, L.P.
                  7777 Fay Avenue
                  Suite 200
                  La Jolla, CA 92037
                  Attention:   James S. Carlisle
                  Fax: (619) 459-3776

         with a copy to:

                  Gray, Cary, Ware & Freidenrich
                  4365 Executive Drive 1600
                  San Diego, CA 92121-2189
                  Attention: Cameron J. Rains
                  Fax: (619) 677-1477

Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

         SECTION 21.07. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 21.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         SECTION 21.09. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 21.10. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         SECTION 21.11. Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.6 shall be deemed effective service of process on such party.

[Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    DLJ MERCHANT BANKING PARTNERS, L.P.

                                    By DLJ MERCHANT BANKING, INC.
                                        Managing General Partner


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:


                                    DLJ INTERNATIONAL PARTNERS, C.V.
                                    By DLJ MERCHANT BANKING, INC.
                                        Advisory General Partner


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:


                                    DLJ OFFSHORE PARTNERS, C.V.
                                    By DLJ MERCHANT BANKING, INC.
                                        Advisory General Partner


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:


                                    DLJ MERCHANT BANKING FUNDING, INC.


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:

                                    RUST INDUSTRIAL SERVICES INC.


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:


                                    CARLISLE-BRAND INVESTORS, L.P.

                                    By CARLISLE GROUP, L.P.
                                        General Partner

                                    By CARLISLE ENTERPRISES, L.P.
                                        General Partner


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:


                                    DLJ BRAND HOLDINGS, INC.


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:


                                    BRAND SCAFFOLD SERVICES, INC.


                                    By:
                                       -----------------------------------
                                        Name:
                                        Title:

                                                                        ANNEX D
                              TRANSITION SERVICES
                                   TERM SHEET



ACCOUNTING        For 18 months following the Closing Date, WMX will provide such property, plant and equipment reporting and record keeping services as Buyer and its Subsidiaries may reasonably require from the WMX Fixed Asset Management System, consistent with past practices.

                  In connection with the Mergers, employees of Parent responsible for payroll, payroll tax and sales tax functions for both the Company and Parent's cleaning division ("RIC") will be transferred to the Company. For 6 months following the Closing Date:

                  o Buyer will, as reasonably requested by RII consistently with past practice, maintain general accounting, payroll tax and other financial information on behalf of RIS and provide RIS with such reports thereon.

                  o Buyer will provide reasonable assistance to Parent in effecting the separation of RIS and RIC general accounting, payroll tax reporting and financial statement preparation functions from Buyer.

                  o Buyer will cooperate with Parent in conducting any sales, use, payroll and union audits.

CASH PROCESSING   The Company currently maintains six lock boxes,
                  several of which holds funds of both the Company and Parent.
                  At the Effective Time, ownership of all lock boxes will transfer to Buyer. From and after the Closing Date, Buyer will, on a daily basis, route all cash and cash receipt documents that are for the account of Parent and are deposited into the shared lock boxes to one or more lock boxes designated by Parent. Buyer will provide Parent with weekly summaries of such transferred amounts.

COMPUTER SYSTEM   On the Closing Date the hardware, software licenses,
                  maintenance contracts, personnel and communications equipment and leases thereof comprising Parent's centralized business system (the "System") will be transferred to the Rust
                  Surviving Corporation.

                  For one year following the Closing Date Buyer will provide Parent access to the System either (i) on-site at Buyer's offices during business hours or (ii) through remote access (to be established at Parent's election and expense), in each case at such times and in such manner as does not unreasonably interfere with Buyer's operations.

                  Parent will have a perpetual, royalty-free license to use any of Buyer's proprietary software comprising the System for Parent's business needs.

                  Notwithstanding the foregoing, Parent will use its best efforts to operate its centralized business systems on a stand-alone basis as promptly as practicable following the Closing Date.

"SCAFFOLD MANAGER" Pursuant to the Mergers, Buyer will acquire the hardware and software comprising RSS's PC-based Billing and Inventory Management System ("Scaffold Manager"). Parent will have a perpetual, royalty-free license to use any portions of Scaffold Manager proprietary to Buyer for Parent's business needs. For a period of one year following the Closing Date. Buyer will provide RIS access to Scaffold Manager programming and support personnel.

GROUP BENEFIT PLANS        The Company currently utilizes and participates in
                           WMX employee benefit programs (the "Insurance
                           Programs"). WMX will continue the Insurance Programs for Buyer's employees (both current and future eligibles) through January 1, 1997 (the "Insurance
                           Programs"); provided that WMX shall not be required to provide coverage under any Insurance Program with respect to which WMX's insurance carrier shall not have consented in writing to provide such coverage after WMX has used its reasonable efforts to obtain such consent. "Insurance Programs" shall include, but not be limited to, the following:

                           o Employee health benefits through the various indemnity, HMO, PPO and POS plans

                           o        Dental Program

                           o        Pharmaceutical Program

                           o        Life Insurance Program

                           o        Disability Programs

                           o        Business Travel Accident Insurance

                                Buyer will reimburse WMX for the Insurance
                                Programs based on the current premium charges (the "Premiums") in effect between WMX and the Company at October 1, 1996. Notwithstanding the foregoing, (i) if aggregate cash claims paid through December 31, 1997 exceed the Premiums, Buyer shall pay WMX an amount equal to the excess to the extent such excess does not exceed $75,000 on a specific claim basis or $350,000 on an aggregate basis and (ii) if cash claims paid through December 31, 1997 are less than the Premiums, WMX shall pay Buyer the difference. Buyer will use best efforts to establish its own insurance programs as promptly as practicable following the Closing Date, and in any event will withdraw from the Insurance Programs prior to January 1, 1997. All claims incurred under any Insurance Program prior to Buyer's withdrawal from such Insurance Program shall remain the administrative responsibility of WMX after such withdrawal.

JOINT OPERATING                 Buyer and RIS currently share facilities at the
FACILITIES                      following locations (the "Shared Facilities"):

                                o   Kenner, LA

                                o   Long Beach, CA

                                o   Benicia, CA

                                Within six months following the Closing Date, Parent will relocate from the Kenner and Long Beach facilities and Buyer will relocate from the Benicia facility. The relocating party will bear all costs of such relocation. Prior to such relocations, costs for Kenner, Long Beach and Benicia facilities will be shared consistently with past practice.

OAK BROOK FACILITY              For 12 months following the Closing Date, Buyer
                                will, at its option, be entitled to use WMX's
                                Oak Brook facility in a manner and to an extent consistent with past practice, for no additional charge, including:

                                o   Facility space

                                o   Furniture

                                o   Personal computers

                                o   Services (phones, mail, copy services,
                                    etc.); provided that Buyer will reimburse
                                    WMX for its actual third-party costs in
                                    respect of such services

                                o   Parking (including reserved spots)

                                o   Cafeteria

RECORDS RETENTION               WMX will provide Buyer with reasonable access
                                to all files relating to the Company in WMX's possession and will, at Buyer's reasonable request transfer such records to such other location as may be designated by Buyer.

AFFILIATE LEASES                Leases at the following locations between the
                                Company and WMX or affiliates of WMX will be treated as follows:

                                Tarrant, AL:
                                    Buyer will relocate from the property
                                    within fifteen days following the Closing
                                    Date

                                Temple, MD:
                                    Buyer will pay rent of $5,000 per month for two years, with lease terminable on 30 days notice at Buyer's option at any time after six months following the Closing Date

                                Barnwell, SC:
                                    Buyer will be released from this lease
                                    prior to the Closing Date

                                Gary, IN:
                                    Buyer will pay rent of $4,000 per month
                                    through April 1, 1999, with lease
                                    terminable on 30 days notice at Buyer's
                                    option at any time after six months
                                    following the Closing Date

                                E. Chicago, IL:
                                    Buyer will not occupy this property. WMI will make any and all lease payments with respect to this property.
PREFERRED CUSTOMER
STATUS Buyer will provide WMX and its affiliates preferred customer status for a period of three years following the Closing Date, on terms and conditions to be agreed among WMX and Buyer prior to the Closing Date.

TRANSITION FEE                  In consideration of the services to be
                                provided by Buyer hereunder, WMX will pay Buyer
                                $2.9 million per year for three years following the Closing Date, payable quarterly in arrears with the first payment being made on December
                                31, 1996.

                                                                        ANNEX E





                                                              Common Stock of              Preferred Stock of
                                                              Holdings                     Buyer
DLJ Merchant Banking Partners,                                       4,069,484                        325,559
L.P.
DLJ International Partners, C.V.                                     1,968,191                        157,455
DLJ Offshore Partners, C.V.                                            104,619                          8,370
DLJ Merchant Banking Funding Inc.                                    2,620,206                        209,616
Carlisle-Brand Investors                                             1,250,000                        100,000
================================================  ============================ ==============================

                                                                        ANNEX F

                        [BELL, BOYD & LLOYD LETTERHEAD]


                            September 30, 1996




DLJ Merchant Banking Partners, L.P.
DLJ International Partners, C.V.
DLJ Offshore Partners, C.V.
DLJ Merchant Banking Funding, Inc.
Carlisle Enterprises, L.P.
c/o DLJ Merchant Banking, Inc.
277 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         We have acted as counsel to Rust International Inc., a Delaware corporation ("RII"), Rust Industrial Services Inc., a Delaware corporation ("Parent"), Rust Scaffold Services Inc., a Delaware corporation (the "Company"), Rust Scaffold Builders Inc., a Delaware corporation ("Rust Sub One"), and Rust Scaffold Rental & Erection Inc., a Delaware corporation ("Rust Sub Two") (collectively, the "Rust Entities"), and WMX Technologies, Inc., a Delaware corporation ("WMX"), in connection with (i) the Amended and Restated Transaction Agreement (the "Transaction Agreement"), dated as of September 18, 1996, by and among the Rust Entities, DLJ Merchant Banking Partners, L.P., a Delaware limited partnership, DLJ International Partners, C.V., a Netherlands Antilles limited partnership, DLJ Offshore Partners, C.V., a Netherlands Antilles limited partnership, and DLJ Merchant Banking Funding, Inc., a Delaware corporation (collectively, the "DLJ Entities"), and Carlisle Enterprises, L.P., a Delaware limited partnership ("Carlisle"), DLJ Brand Holdings, Inc., a Delaware corporation ("Holdings"), Brand Scaffold Services, Inc., a Delaware corporation ("Buyer"), Brand Scaffold Builders, Inc., a Delaware corporation ("Merger Sub One"), Brand Scaffold Rental & Erection, Inc., a Delaware corporation ("Merger Sub Two"), and 702569 Alberta Ltd., a corporation incorporated under the laws of Alberta, Canada ("Canadian Sub"),
(ii) the

Shareholders Agreement (the "Shareholders Agreement), dated as of September 30, 1996, by and among the DLJ Entities, Parent, Carlisle-Brand Investors, L.P., a Delaware limited partnership, certain members of the management of Rust Scaffold Services Inc. (the "Management Shareholders"), Holdings, and Buyer,
(iii) the Guaranty, Non-Competition and Preferred Vendor Agreement (the "Guaranty"), dated as of September 18, 1996, among WMX, the DLJ Entities, Carlisle, Holdings, Buyer, Merger Sub One, and Merger Sub Two, and (iv) the Transitional Services Agreement, dated as of September 30, 1996, between WMX and Buyer (the foregoing agreements, collectively, the "Agreements"). This Opinion Letter is furnished pursuant to Section 11.02(d) of the Transaction Agreement. Capitalized terms used in this Opinion Letter and not otherwise defined have the meanings ascribed to them in the Accord described in the following paragraph and in the Transaction Agreement.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the General Corporation Law of the State of Delaware, the Federal Law of the United States, and the Law of the State of Illinois.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Each Agreement to which any Rust Entity is a party is enforceable against such Rust Entity, except as rights to indemnity and contribution under
Article 5 of the Shareholders Agreement may be limited under applicable law.

         2. Execution and delivery by each of the Rust Entities of, and performance by each of the Rust Entities of their agreements in, the Agreements to which such Rust Entity is a party do not violate applicable provisions of statutory law or regulation.

         3. The Guaranty is enforceable against WMX.

         4. Execution and delivery by WMX of, and performance by WMX of its agreements in, the Guaranty does not violate applicable provisions of statutory law or regulation.

         The General Qualifications apply to each of the opinions set forth in this Opinion Letter. In addition, without limiting the generality of the foregoing, we are specifically excluding from the scope of this Opinion Letter any opinion regarding or relating to any antitrust laws of any jurisdiction and any filings related thereto or required thereby.

         This Opinion Letter may be relied upon by you only in connection with the Agreements and may not be used or relied upon or published or communicated to any other party for any purpose whatever, except to the extent authorized in the Accord, without in each instance our prior written consent.



                           Very truly yours,

         ANNEX G



                                                              September 30, 1996


Rust Industrial Services Inc.

3003 Butterfield Road

Oak Brook, IL 60521



Ladies and Gentlemen:



         We have acted as special counsel to DLJ Merchant Banking Partners, L.P., a Delaware limited partnership, DLJ International Partners, C.V., a Netherlands Antilles limited partnership, DLJ Offshore Partners, C.V., a Netherlands Antilles limited partnership and DLJ Merchant Banking Funding, Inc., a Delaware corporation (collectively, the "DLJ Entities") in connection with (i) the Amended and Restated Transaction Agreement (the "Transaction Agreement"), dated as of September 18, 1996, by and among the DLJ Entities, Carlisle Enterprises, L.P., a Delaware limited partnership, DLJ Brand Holdings, Inc., a Delaware corporation ("Holdings"), Brand Scaffold Services, Inc., a Delaware corporation, Brand Scaffold Builders, Inc., a Delaware corporation, Brand Scaffold Rental & Erection, Inc., a Delaware corporation, 702569 Alberta Ltd, a corporation incorporated under the laws of the province of Alberta, Canada, Rust International Inc., a Delaware corporation, Rust Industrial Services, Inc., a Delaware corporation ("Parent"), Rust Scaffold Services Inc., a Delaware corporation ("Buyer"), Rust Scaffold Builders Inc., a Delaware corporation and Rust Scaffold Rental & Erection Inc., a Delaware corporation, and (ii) the Shareholders

Rust Industrial Services Inc.                -2-             September 30, 1996


Agreement, dated as of September 30, 1996, by and among the DLJ Entities, Carlisle-Brand Investors, L.P., Parent, Holdings and Buyer (the "Shareholders Agreement", and together with the Transaction Agreement, the "Agreements").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of rendering this opinion.

         Based on the foregoing, we are of the opinion that, assuming (without any investigation) the due authorization, execution and delivery of each of the Agreements by each of the DLJ Entities, each of such Agreements is a valid and binding agreement of each of the DLJ Entities, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) rights to indemnity and contribution under
Article 5 of the Shareholders Agreement may be limited under applicable law.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware. No opinion is expressed herein concerning any antitrust laws of any jurisdiction.

         This opinion is furnished by us as special counsel to the DLJ Entities in connection with the Agreements solely for your benefit. It may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.



                                                              Very truly yours,

                                                                        ANNEX H





                 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

No. 1                                                                $9,750,000


                              702569 ALBERTA LTD.

                            10% Senior Note Due 2006

                 702569 Alberta Ltd., a corporation incorporated under the laws of the province of Alberta, Canada (the "ISSUER"), for value received hereby promises to pay to Brand Scaffold Services, Inc., a Delaware corporation (the "HOLDER"), the principal sum of Nine Million Seven Hundred Fifty Thousand Dollars ($9,750,000) by wire transfer of immediately available funds to the Holder's account (the "BANK ACCOUNT") at a bank in the United States specified by the Holder from time to time, on September 30, 2006, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears, on March 31, June 30, September 30, and December 31 (unless such day is not a Business Day) in which event on the next succeeding Business Day) (each an "INTEREST PAYMENT DATE") of each year in which this note remains outstanding, commencing with December 31, 1996, on the unpaid principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, by wire transfer of immediately available funds to the Bank Account, from the most recent Interest Payment Date to which interest has been paid in full on this Note, or if no interest has been paid on this Note, from September 30, 1996, until payment in full of the principal sum hereof has been made.

                 This Note shall bear interest, commencing September 30, 1996, at a rate per annum (the "INTEREST RATE") equal to 10%. Interest on this Note will be calculated on the basis of a 365 day year.

                 The Issuer may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest in cash on this Note, on any Interest

Payment Date, pay interest on this Note through the issuance of additional Notes ("ADDITIONAL (a) SECURITIES"). Such Additional Securities shall be in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note on such Interest Payment Date (less any cash interest payments, if any) and such Additional Securities shall be identical to the Notes otherwise issued. Except as expressly provided herein, the term "NOTES" shall include all Additional Securities that may be issued pursuant to this paragraph.

                 This Note is one of the duly authorized notes of the Issuer (the "NOTES") referred to in the Amended and Restated Transaction Agreement dated as of September 18, 1996, among the Issuer, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., Carlisle Enterprises, L.P., DLJ Brand Holdings, Inc., Brand Scaffold Services, Inc., Brand Scaffold Builders, Inc., Brand Scaffold Rental & Erection, Inc., 702569 Alberta Ltd., Rust International Inc., Rust Industrial Services Inc., Rust Scaffold Services Inc., Rust Scaffold Builders Inc. and Rust Scaffold Rental & Erection Inc.

                 The Notes may be modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. The Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance by the Issuer of any provision of the Notes.

                 THIS NOTE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

                 IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of this 30th day of September, 1996.



                                    702569 ALBERTA LTD.


                                    By:_______________________
                                          David Jaffe